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                                            As filed pursuant to Rule 424(b)(3)
                                            SEC File No. 333-39560




                            MRV COMMUNICATIONS, INC.

                                  COMMON STOCK

     The stockholders of MRV Communications, Inc. listed below in the section of this prospectus called "Selling Stockholders" are offering and selling up to 5,291,952 shares of MRV's common stock. The selling stockholders may offer their shares through public or private transactions, in or off the over-the-counter market in the United States, at prevailing market prices, or at privately negotiated prices. For details of how the selling stockholders may offer their MRV common stock, please see the section of this prospectus called "Plan of Distribution -- Sales by Selling Stockholders." MRV will not receive any proceeds from the sales of shares by the selling stockholders. The MRV common stock is quoted on the Nasdaq National Market under the symbol "MRVC." On July 21, 2000, the closing sale price of MRV's common stock on the Nasdaq National Market was $75.50 per share.

     YOUR PURCHASE OF THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is July 21, 2000.
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                      WHERE YOU CAN FIND MORE INFORMATION

     MRV files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document it files at the SEC's public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, the SEC maintains an Internet site that contains MRV's reports, proxy and information statements and other information at http://www.sec.gov.

     The SEC allows MRV to "incorporate by reference" the information it files with it, which means that MRV can disclose important information to you by referring you to those documents. The information incorporated by reference is part of this prospectus, and later information that MRV files with the SEC will automatically update and supersede this information. MRV incorporates by reference the documents listed below. MRV also incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all their shares. This prospectus is part of a registration statement that MRV has filed with the SEC (Registration Nos. 333-39560).

     - MRV's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 31, 2000, as amended by its Form 10-K/A filed with the SEC on July 19, 2000;

     - MRV's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on May 15, 2000, as amended by its Form 10-Q/A filed with SEC on July 19, 2000.

     - MRV's Current Reports on Form 8-K filed with the SEC on May 3, 2000 and May 9, 2000 (as amended by its 8-K/A filed with the SEC on July 7, 2000).

     - The description of the Common Stock contained in MRV's Registration Statement on Form 8-A filed with the SEC on June 8, 1992, as amended by its Form 8-A/A filed with the SEC on February 24, 1994, including any amendment or report filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing our Investor Relations Department us at the following address: MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, or by fax at (818) 773-0906 or by telephone at (818) 773-0900. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. MRV has not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state that does not permit the offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

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                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................    2
About MRV...................................................    4
Risk Factors................................................    5
Use of Proceeds.............................................   12
Dividend Policy.............................................   12
Price Range of Common Stock.................................   12
Selling Stockholders........................................   13
Plan of Distribution........................................   48
Legal Matters...............................................   48
Experts.....................................................   48

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                                   ABOUT MRV

     Our core operations include the design, manufacture and sale of two groups of products:

     - optical networking and internet infrastructure products, primarily subscribers' management, network element management, and physical layer, switching and routing management systems in fiber optic metropolitan networks; and

     - fiber optic components for the transmission of voice, video and data across enterprise, telecommunications and cable TV networks.

     Our advanced optical networking and Internet infrastructure solutions greatly enhance the functionality of carrier and network service provider networks. Our fiber optic components incorporate proprietary technology, which delivers high performance under demanding environmental conditions.

     Our business units offer active optical components, optical networking and Internet infrastructure products, including network element management and physical layer management in fiber optic metropolitan networks. Our In-Reach product line manages Internet elements through secure remote monitoring of large service providers' sites. Our Optical Networks family of products consist of multi-layer traffic management: at Layer 1 with the Fiber Driver, at Layer 2 with the OptiSwitch and at Layer 3 and above, with the OSR8000, Linux Router. We complement our optical networking and Internet infrastructure products with a family of optical transmission components and modules designed for transmission over fiber optic cable. These products enable the transmission of voice, data, and video across fiber and are also used in optical fiber test equipment. Our products include discrete components, such as laser diodes and LEDs, and integrated components such as transmitters, receivers and transceivers. Our components are used in data networks, telecommunication transmission and access networks.

     We also create and manage growth companies in optical technology and Internet infrastructure. We have created several start-up companies and formed independent business units in the optical technology and Internet infrastructure area, including Zaffire, Inc. (formerly known as New Access Communications), Charlotte's Networks, Inc., Hyperchannel Ltd., Zuma Networks, Inc., RedC Optical Networks, Inc. and Optical Crossing, Inc.

     Our principal executive offices are located at 20415 Nordhoff Street, Chatsworth, California 91311. Our telephone number is (818) 773-0900 and our fax number is (818) 773-0906.
                            ------------------------

     On May 11, 2000, we effected a two-for-one stock split of outstanding shares and an increase in our authorized common stock from 80,000,000 to 160,000,000 shares. The stock split entitled each stockholder of record at the close of business on May 11, 2000 to receive one additional share for every outstanding share of common stock held on that date. All share information in this prospectus gives effect to the two-for-one stock split.

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                                  RISK FACTORS

     This prospectus contains or incorporates forward-looking statements. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Although we believe that these forward-looking statements reflect our plans, intentions, and expectations reasonably, we can give no assurance that we actually will achieve these plans, intentions or expectations. Our actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have put in the cautionary statements below that we believe could cause our actual results to differ materially from the forward-looking statements that we make. We do not intend to update information contained in any forward-looking statement we make.

OUR PERFORMANCE MAY BE MATERIALLY ADVERSELY AFFECTED BY TECHNOLOGICAL CHANGES AND PRODUCT DEVELOPMENT DELAYS.

     We are engaged in the design and development of devices for the computer networking, telecommunications and fiber optic communication industries. As with any new technologies, there are substantial risks that the marketplace may not accept our new products. Market acceptance of our products will depend, in large part, upon our ability to demonstrate performance and cost advantages and cost-effectiveness of our products over competing products and the success of our and our customers' sales efforts. We can give no assurance that we will be able to continue to market our technology successfully, or that any of our current products will continue to, or that our future products will, be accepted in the marketplace. Moreover, the computer networking, telecommunications and fiber optic communication industries are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions, any of which could render our existing products obsolete. Our success will depend upon our ability to enhance existing products and to introduce new products to meet changing customer requirements and emerging industry standards. We are and will be required to devote continued efforts and financial resources to develop and enhance our existing products and conduct research to develop new products. The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation. It also requires the accurate anticipation of technological and market trends. We can give no assurance that we will be able to identify, develop, manufacture, market or support new or enhanced products successfully or on a timely basis. Nor can we give assurances that new products we introduce will gain market acceptance or that we will be able to respond effectively to product announcements by competitors, technological changes or emerging industry standards. Furthermore, from time to time, we may announce new products or product enhancements, capabilities or technologies that have the potential to replace or shorten the life cycle of our existing product offerings. This may cause customers to defer purchasing our existing products or cause customers to return products to us.

DEFECTS IN OUR PRODUCT RESULTING FROM THEIR COMPLEXITY OR OTHERWISE COULD HURT OUR FINANCIAL PERFORMANCE.

     Complex products, such as those we offer, may contain undetected software or hardware errors when we first introduce them or when we release new versions. The occurrence of such errors in the future, and our inability to correct such errors quickly or at all, could result in the delay or loss of market acceptance of our products. It could also result in material warranty expense, diversion of engineering and other resources from our product development efforts and the loss of credibility with our customers, system integrators and end users. Any of these or other eventualities resulting from defects in our products could have a material adverse effect on our business, operating results and financial condition.

OUR GROWTH RATE MAY BE LOWER THAN HISTORICAL LEVELS AND OUR RESULTS COULD FLUCTUATE SIGNIFICANTLY FROM QUARTER TO QUARTER.

     Our revenues may grow at a slower rate in the future than we have experienced in previous periods and, on a quarter-to-quarter basis, our growth in revenue may be significantly lower than our historical quarterly growth rates. Our operating results for a particular quarter are extremely difficult to predict. Our revenue and
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operating results could fluctuate substantially from quarter to quarter and from year to year. This could result from any one or a combination of factors such as

     - the cancellation or postponement of orders,

     - the timing and amount of significant orders from our largest customers,

     - our success in developing, introducing and shipping product enhancements and new products,

     - the mix of products we sell,

     - adverse effects to our financial statements resulting from, or necessitated by, past and future acquisitions,

     - new product introductions by our competitors,

     - pricing actions by us or our competitors,

     - the timing of delivery and availability of components from suppliers,

     - changes in material costs, and

     - general economic conditions.

Moreover, the volume and timing of orders we receive during a quarter are difficult to forecast. From time to time, our customers encounter uncertain and changing demand for their products. Customers generally order based on their forecasts. If demand falls below such forecasts or if customers do not control inventories effectively, they may cancel or reschedule shipments previously ordered from us. Our expense levels during any particular period are based, in part, on expectations of future sales. If sales in a particular quarter do not meet expectations, our operating results could be materially adversely affected. Furthermore, in certain instances, sales cycles are becoming longer and more uncertain as we bid on larger projects. As a result, we are finding it more difficult to predict the timing of the awards of contracts and the actual placement of orders stemming from awards. We can give no assurance that these factors or others, such as those discussed below regarding the risks we face from our international operations or the risks discussed immediately below, would not cause future fluctuations in operating results. Further, there can be no assurance that we will be able to continue profitable operations.

THE PRICES OF OUR SHARES HAVE BEEN AND MAY CONTINUE TO BE HIGHLY VOLATILE.

     Historically, the market price of our shares has been extremely volatile. The market price of our common sock is likely to continue to be highly volatile and could be significantly affected by factors such as

     - actual or anticipated fluctuations in our operating results,

     - announcements of technological innovations or new product introductions by us or our competitors,

     - changes of estimates of our future operating results by securities analysts,

     - developments with respect to patents, copyrights or proprietary rights, and

     - general market conditions and other factors.

In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the common stocks of technology companies. These broad market fluctuations may adversely affect the market price of our common stock. For example, during the period of less than 30 days from March 7, 2000 to April 4, 2000, our stock price (adjusted for a two-for-one stock split effective on May 11, 2000) ranged from a high of $96.94 to a low of $30. In addition, it is possible that in a future fiscal quarter, our results of operations will fail to meet the expectations of securities analysts or investors and, in such event, the market price of our common stock would be materially adversely affected. For example, as a result of weaker than anticipated demand for our networking products, especially in Europe, and delays in transitions to next generation, higher margin, networking products, in August 1998, we announced that we expected operating results in the third quarter of 1998 to be adversely affected. Following
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that announcement, the market price of our common stock dropped substantially.
Similarly, in February 1999, following our release of fourth quarter and 1998 financial results, we announced that we did not expect revenues in the first quarter of 1999 to be as strong as revenues reported for the fourth quarter of 1998. Following that announcement, the market price of our stock again dropped significantly. See the section of this prospectus captioned "Price Range of Common Stock" below.

OUR STOCK PRICE MIGHT SUFFER AS A CONSEQUENCE OF OUR INVESTMENTS IN AFFILIATES.

     We have created several start-up companies and formed independent business units in the optical technology and Internet infrastructure areas. We account for these investments in affiliates according to the equity or cost methods as required by accounting principles generally accepted in the United States. The market value of these investments may vary materially from the amounts shown as a result of business events specific to these entities or their competitors or market conditions. Actual or perceived changes in the market value of these investments could have a material impact on our share price and in addition could contribute significantly to volatility of our share price.

OUR BUSINESS IS INTENSELY COMPETITIVE AND THE EVIDENT TREND OF CONSOLIDATIONS IN OUR INDUSTRY COULD MAKE IT MORE SO.

     The markets for fiber optic components and networking products are intensely competitive and subject to frequent product introductions with improved price/performance characteristics, rapid technological change and the continual emergence of new industry standards. We compete and will compete with numerous types of companies including companies that have been established for many years and have considerably greater financial, marketing, technical, human and other resources, as well as greater name recognition and a larger installed customer base, than we do. This may give such competitors certain advantages, including the ability to negotiate lower prices on raw materials and components than those available to us. In addition, many of our large competitors offer customers broader product lines, which provide more comprehensive solutions than our current offerings. We expect that other companies will also enter markets in which we compete. Increased competition could result in significant price competition, reduced profit margins or loss of market share. We can give no assurance that we will be able to compete successfully with existing or future competitors or that the competitive pressures we face will not materially and adversely affect our business, operating results and financial condition. In particular, we expect that prices on many of our products will continue to decrease in the future and that the pace and magnitude of such price decreases may have an adverse impact on our results of operations or financial condition.

     There has been a trend toward industry consolidation for several years. We expect this trend toward industry consolidation to continue as companies attempt to strengthen or hold their market positions in an evolving industry. We believe that industry consolidation may provide stronger competitors that are better able to compete. This could have a material adverse effect on our business, operating results and financial condition.

WE MAY HAVE DIFFICULTY MANAGING OUR GROWTH.

     We have grown rapidly in recent years, with revenues increasing from $39,202,000 for the year ended December 31, 1995, to $288,524,000 for the year ended December 31, 1999. Our recent growth, both internally and through the acquisitions we have made since January 1, 1995, has placed a significant strain on our financial and management personnel and information systems and controls. As a consequence, we must implement new and enhance existing financial and management information systems and controls and must add and train personnel to operate such systems effectively. Our delay or failure to implement new and enhance existing systems and controls as needed could have a material adverse effect on our results of operations and financial condition in the future. Our intention to continue to pursue a growth strategy can be expected to place even greater pressure on our existing personnel and to compound the need for increased personnel, expanded information systems, and additional financial and administrative control procedures. We can give no assurance that we will be able to successfully manage operations if they continue to expand.

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WE HAVE SUFFERED ADVERSE FINANCIAL CONSEQUENCES AS A RESULT OF A RECENT
ACQUISITION.

     On January 30, 1998, we completed the Xyplex acquisition from Whittaker Corporation. Xyplex is a leading provider of access solutions between enterprise networks and WAN and/or Internet service providers. The purchase price paid to Whittaker consisted of $35,000,000 in cash and three-year warrants to purchase up to 842,804 shares of our common stock at an exercise price of $17.50 per share. In connection with the Xyplex acquisition, we incurred charges of $20,633,000 and $15,671,000 for purchased technology and restructuring during the year ended December 31, 1998. While the Xyplex acquisition added 11 months of Xyplex' revenues to our revenues, the charges resulting from the Xyplex acquisition resulted in our incurring a net loss of $20,106,000 or $0.43 per share during the year ended December 31, 1998.

     We originally recorded charges of $30,571,000 related to research and development projects in progress at the time of the Xyplex acquisition. Although we reported these charges in our first, second and third quarter results of 1998 in accordance with established accounting practice and valuations of Xyplex' purchased technology in progress provided by independent valuators, we reconsidered these valuations in light of subsequent SEC guidance regarding valuation methodology. Based on this newer valuation methodology, we reduced the value of the purchased technology in progress related to the Xyplex acquisition to $20,633,000 and increased the amount of goodwill by $9,938,000. This has resulted in additional charges during 1998 of $759,000 and charges during 1999 of approximately $828,000 for amortization of intangibles, including goodwill, resulting from the Xyplex acquisition charges and will continue to result in annual charges of approximately $828,000 after 1999 as these intangibles are amortized through January 2010.

     Recent actions and comments from the SEC have indicated that the SEC is reviewing the current valuation methodology of purchased in-process research and development related to business combinations. Unlike the case of many other companies, the SEC has not notified us of any plans to review our methodology for valuing purchased in-process research and development. Our action in 1998 to reconsider that valuation of in process research and development related to the Xyplex acquisition was voluntary. We believe we are in compliance with all of the rules and related guidance as they currently exist. However, there can be no assurance that the SEC will not review our accounting for the Xyplex acquisition and seek to apply retroactively new guidance and further reduce the amount of purchased in-process research and development we have expensed. This would result in an additional restatement of our previously filed financial statements and could have a material adverse impact on our financial results for periods subsequent to the acquisition.

WE FACE RISKS FROM OUR INTERNATIONAL OPERATIONS.

     International sales have become an increasingly important segment of our operations. The following table sets forth the percentage of our total net revenues from sales to customers in foreign countries for the last three years:

 YEAR ENDED    PERCENT OF TOTAL REVENUE
DECEMBER 31,      FROM FOREIGN SALES
------------   ------------------------
1997....                  60%
1998....                  59
1999....                  58

We have offices in, and conduct a significant portion of our operations in and from, Israel. We are, therefore, directly influenced by the political and economic conditions affecting Israel. Any major hostilities involving Israel, the interruption or curtailment of trade between Israel and its trading partners or a substantial downturn in the economic or financial condition of Israel could have a material adverse effect on our operations. Sales to foreign customers are subject to government controls and other risks associated with international sales, including difficulties in obtaining export licenses, fluctuations in currency exchange rates, inflation, political instability, trade restrictions and changes in duty rates. Although we have not experienced any material difficulties in this regard to date, we can give no assurance that we will not experience material difficulties in the future.

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     Our sales are currently denominated in U.S. dollars and to date our business has not been significantly affected by currency fluctuations or inflation. However, as we conduct business in several different countries, fluctuations in currency exchange rates could cause our products to become relatively more expensive in particular countries, leading to a reduction in sales in that country. In addition, inflation or fluctuations in currency exchange rates in such countries could increase our expenses. The Single European Currency (Euro) was introduced on January 1, 1999 with complete transition to this new currency required by January 2002. We have made and expect to continue to make changes to our internal systems in order to accommodate doing business in the Euro. Any delays in our ability to be Euro-compliant could have an adverse impact on our results of operations or financial condition. Due to numerous uncertainties, we cannot reasonably estimate at this time the effects a common currency will have on pricing within the European Union and the resulting impact, if any, on our financial condition or results of operations.

     To date, we have not hedged against currency exchange risks. In the future, we may engage in foreign currency denominated sales or pay material amounts of expenses in foreign currencies and, in such event, may experience gains and losses due to currency fluctuations. Our operating results could be adversely affected by such fluctuations or as a result of inflation in particular countries where material expenses are incurred. Moreover, our operating results could also be adversely affected by seasonality of international sales, which are typically lower in Asia in the first calendar quarter and in Europe in the third calendar quarter. These international factors could have a material adverse effect on future sales of our products to international end users and, consequently, our business, operating results and financial condition.

THE SLOWDOWN IN GROWTH RATES IN OUR INDUSTRY COULD ADVERSELY AFFECT OUR GROWTH.

     Our success is dependent, in part, on the overall growth rate of the networking industry. We can give no assurance that the Internet or the industries that serve it will continue to grow or that the Company will achieve higher growth rates. Our business, operating results or financial condition may be adversely affected by any decrease in industry growth rates. In addition, we can give no assurance that our results in any particular period will fall within the ranges for growth forecast by market researchers.

WE FACE RISKS INVOLVED IN THE MANUFACTURE AND SUPPLY OF CRITICAL COMPONENTS FOR OUR PRODUCTS.

     We outsource the board-level assembly, test and quality control of material, components, subassemblies and systems relating to our networking products to third-party contract manufacturers. Though there are a large number of contract manufacturers that we can use for outsourcing, we have elected to use a limited number of vendors for a significant portion of our board assembly requirements in order to foster consistency in quality of the products. These independent third-party manufacturers also provide the same services to other companies. Risks associated with the use of independent manufacturers include unavailability of or delays in obtaining adequate supplies of products and reduced control of manufacturing quality and production costs. If our contract manufacturers failed to deliver needed components timely, we could face difficulty in obtaining adequate supplies of products from other sources in the near term. We can give no assurance that our third party manufacturers will provide us with adequate supplies of quality products on a timely basis, or at all. While we could outsource with other vendors, a change in vendors may require significant lead-time and may result in shipment delays and expenses. Our inability to obtain such products on a timely basis, the loss of a vendor or a change in the terms and conditions of the outsourcing would have a material adverse effect on our business, operating results and financial condition.

     We rely heavily on our own production capability for critical semiconductor lasers and light emitting diodes used in our products. Because we manufacture these and other key components at our own facility and such components are not readily available from other sources, any interruption of our manufacturing process could have a material adverse effect on our operations. Furthermore, we have a limited number of employees dedicated to the operation and maintenance of our wafer fabrication equipment, the loss of any of whom could result in our inability to effectively operate and service such equipment. Wafer fabrication is sensitive to many factors, including variations and impurities in the raw materials, the fabrication process, performance of the manufacturing equipment, defects in the masks used to print circuits on the wafer and the level of contaminants in the manufacturing environment. We can give no assurance that we will be able to maintain
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acceptable production yields and avoid product shipment delays. In the event adequate production yields are not achieved, resulting in product shipment delays, our business, operating results and financial condition could be materially adversely affected.

FUTURE HARM COULD RESULT FROM ADDITIONAL ACQUISITIONS.

     An important element of our strategy is to review acquisition prospects that would complement our existing products, augment our market coverage and distribution ability or enhance our technological capabilities. For example, in April 2000 we completed the acquisition of approximately 97% of the outstanding capital stock of Fiber Optic Communications, Inc. a Republic of China corporation ("FOCI"). The purchase price we paid to the shareholders of FOCI consisted of approximately $48.6 million in cash and approximately 2.33 million shares of our common stock having a value of approximately $248 million based on the average closing price of the common stock during the five days before and five days after the announcement of this acquisition. We expect that this acquisition will add approximately $6,500,000 of goodwill amortization charges per quarter. In April 2000, we signed definitive agreements to acquire Optronics International Corp., a manufacturer of laser diodes and transceivers and Quantum Optech Inc., a manufacturer of optical thin film coating and filters for DWDM, an industry acronym for dense wavelength division multiplexing. In May 2000, we completed the acquisition of Jolt Ltd., a company engaged in optical wireless communications. We expect the acquisition of Jolt, and the acquisitions of Optronics and Quantum, if successfully completed, to add an estimated additional $6,500,000 of goodwill amortization charges per quarter until fully amortized.

     In addition to the amortization of expenses related to goodwill and other intangible assets, these acquisitions and future acquisitions could have a material adverse effect on our business, financial condition and results of operations because of the

     - possible charges to operations similar to those incurred in connection with the Xyplex acquisition,

     - potentially dilutive issuances of equity securities,

     - incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets,

     - difficulties assimilating the acquired operations, technologies and products,

     - diversion of management's attention to other business concerns,

     - risks of entering markets in which we have no or limited prior experience,

     - potential loss of key employees of acquired organizations, and

     - difficulties in honoring commitments made to customers by management of the acquired entity prior to the acquisition.

     We can give no assurance as to whether we can successfully integrate the products, technologies or personnel of any business that we might acquire in the future.

WE PRESENTLY HAVE NO PATENTS AND ARE DEPENDENT ON PROPRIETARY TECHNOLOGY.

     We currently hold no patents. We have filed two patent applications and a provisional patent application in the United States with respect to certain aspects of our technology. With the Xyplex acquisition, we acquired five additional provisional patent applications filed by Xyplex on certain aspects of its technology. We currently rely on copyrights, trade secrets and unpatented proprietary know-how, which may be duplicated by others. We employ various methods, including confidentiality agreements with employees and suppliers, to protect our proprietary know-how. Such methods may not afford complete protection, however, and others could independently develop such know-how or obtain access to it or independently develop technologies that are substantially equivalent or superior to our technology. In the event that protective measures are not successful, our business, operating results and financial condition could be materially and adversely affected. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent, as do the laws of the United States. We can give no assurance that any patents will be issued as a result of the
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pending applications, including the provisional patent application, or any future patent applications, or, if issued, will provide us with meaningful protection from competition. In addition, we can give no assurance that any patents issued to us or Xyplex will not be challenged, invalidated or circumvented.

     The electronics industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies in the electronics industry have employed intellectual property litigation to gain a competitive advantage. United States patent applications are presently maintained in secrecy until the patents issue and the publication of inventions in technical or patent literature tends to lag behind such patent application filings by several months. Accordingly, we cannot be certain that we were the first inventor of inventions covered by pending United States patent applications or that we are not infringing on the patents of others. Litigation may be necessary to enforce any patents that may be issued to us or to enforce our other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition and results of operations regardless of the final outcome of such litigation. In the event that any of our products are found to infringe on the intellectual property rights of third parties, we would be required to seek a license with respect to such patented technology, or incur substantial costs to redesign the infringing products. We can give no assurance that any such license would be available on acceptable terms or at all, that any of our products could be redesigned on an economical basis or at all, or that any such redesigned products would be competitive with the products of our competitors.

WE ARE DEPENDENT ON CERTAIN MEMBERS OF OUR SENIOR MANAGEMENT.

     We are substantially dependent upon Dr. Shlomo Margalit, our Chairman of the Board of Directors and Chief Technical Officer, and Mr. Noam Lotan, our President and Chief Executive Officer. The loss of the services of either of these officers could have a material adverse effect on us. We have entered into employment agreements with Dr. Margalit and Mr. Lotan and are the beneficiary of key man life insurance policies in the amounts of $1,000,000 each on their lives. However, we can give no assurance that the proceeds from these policies will be sufficient to compensate us in the event of the death of any of these individuals, and the policies are not applicable in the event that any of them becomes disabled or is otherwise unable to render services to us.

OUR BUSINESS REQUIRES US TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

     Our ability to develop, manufacture and market our products and our ability to compete with our current and future competitors depends, and will depend, in large part, on our ability to attract and retain qualified personnel. Competition for qualified personnel in the networking and fiber optics industries is intense, and we will be required to compete for such personnel with companies having substantially greater financial and other resources than we do. If we should be unable to attract and retain qualified personnel, our business could be materially adversely affected. We can give no assurance that we will be able to attract and retain qualified personnel.

OUR ABILITY TO ISSUE PREFERRED STOCK COULD ADVERSELY AFFECT THE RIGHTS OF HOLDERS OF COMMON STOCK AND DETER A TAKE-OVER.

     We are authorized to issue up to 1,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by stockholders. The terms of any such series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding. The issuance of any such preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sales of shares of common stock by the selling stockholders.

                                DIVIDEND POLICY

     We have never declared or paid cash dividends on our common stock since our inception. We currently intend to retain all of our earnings, if any, for use in the operation and expansion of our businesses and do not intend to pay any cash dividends to stockholders in the foreseeable future.

                          PRICE RANGE OF COMMON STOCK

     Our common stock is traded in the over-the-counter market and has been included in the Nasdaq National Market since February 28, 1994 under the symbol "MRVC." The following table sets forth the high and low closing sale prices of our common stock for the periods indicated as reported by the Nasdaq National Market. The prices have been adjusted to give retroactive effect to the two-for-one stock split effected on May 11, 2000.

                                                              HIGH      LOW
                                                             ------    ------
1998
First Quarter..............................................  $14.50    $10.57
Second Quarter.............................................   14.19      9.69
Third Quarter..............................................   12.00      2.53
Fourth Quarter.............................................    4.53      2.57
1999
First Quarter..............................................  $ 4.94    $ 2.97
Second Quarter.............................................    7.03      2.97
Third Quarter..............................................   12.41      6,32
Fourth Quarter.............................................   32.82      9.72
2000
First Quarter..............................................  $95.25    $25.88
Second Quarter.............................................   67.25     23.44
Third Quarter (through July 21, 2000)......................   77.81     31.38

     At June 1, 2000, we had 3,270 stockholders of record, as indicated on the records of our transfer agent, who held, we believe, for over 13 million beneficial holders. On July 21, 2000, the last sale price of the common stock as reported on The Nasdaq National Market was $75.50 per share.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of June 15, 2000. Information in the table concerning the selling stockholders and the shares they may offer from time to time hereunder is based on information provided to MRV by such stockholders. Because the selling stockholders may offer all or some of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering, we can give no estimate as to the amount of shares that will be held by the selling stockholders after completion of this offering. Information concerning the selling stockholders may change from time to time and any changes of which we are advised will be set forth in a prospectus supplement to the extent required. Amounts in the table reflect our two-for-one stock split for stockholders of record on May 11, 2000.

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Bannister, Julie Elizabeth...............          62(1)            62               *
Bell, Roger T............................     122,234(2)       122,234               *
Chan, Juan-Chu...........................         696(1)           696               *
Chan, Ken-Wang...........................         416(1)           416               *
Chan, Li-Hsing...........................       2,780(1)         2,780               *
Chan, Shu-Fang...........................         386(1)           386               *
Chan, Ta-Wei.............................         346(1)           346               *
Chan, Yi-Jen.............................       2,990(1)         2,990               *
Chan, Yun-His............................       4,244(1)         4,244               *
Chang Chien, Yu-Chun.....................         346(1)           346               *
Chang Chzang, Yu-Mei.....................         674(1)           674               *
Chang Li, Chang-Lung.....................         206(1)           206               *
Chang, Chao-Chin.........................         644(1)           644               *
Chang, Chao-Chin.........................      10,504(1)        10,504               *
Chang, Chau-Ying.........................       1,668(1)         1,668               *
Chang, Cheng-Hung........................       1,552(1)         1,552               *
Chang, Chieh-Ming........................         206(1)           206               *
Chang, Chih-Kai..........................         624(1)           624               *
Chang, Chih-Tsong........................       1,292(1)         1,292               *
Chang, Chin-Chi..........................         366(1)           366               *
Chang, Chin-Chia.........................         258(1)           258               *
Chang, Chin-Chung........................         346(1)           346               *
Chang, Ching-Hsien.......................         388(1)           388               *
Chang, Chin-Huang........................       4,010(1)         4,010               *
Chang, Chin-Hung.........................       2,414(1)         2,414               *
Chang, Chiung-Wen........................         556(1)           556               *
Chang, Chiu-Yueh.........................         346(1)           346               *
Chang, Chi-Wen...........................         736(1)           736               *
Chang, Chi-Yuan..........................         346(1)           346               *
Chang, Chu-Chin..........................         206(1)           206               *
Chang, Chun-Hsi..........................       2,070(1)         2,070               *
Chang, Fon-Min...........................       1,292(1)         1,292               *
Chang, Fu-Mei............................         696(1)           696               *
Chang, Hsiu-Chin.........................      15,512(1)        15,512               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Chang, Hsiu-Chuan........................       2,044(1)         2,044               *
Chang, Hsiu-Ling.........................          68(1)            68               *
Chang, Hsiu-Wan..........................      16,656(1)        16,656               *
Chang, Hsu-Hui...........................       1,182(1)         1,182               *
Chang, Hui-Wen...........................         332(1)           332               *
Chang, Jiann-Ling........................         346(1)           346               *
Chang, Jui-Nan...........................          88(1)            88               *
Chang, Jui-Ping..........................       1,390(1)         1,390               *
Chang, Jung Ho...........................         346(1)           346               *
Chang, Jung-Jing.........................         346(1)           346               *
Chang, Kevin.............................         346(1)           346               *
Chang, Kuo-Fen...........................         138(1)           138               *
Chang, Liang-Sheng.......................       6,302(1)         6,302               *
Chang, Li-Chu............................         258(1)           258               *
Chang, Mauliu............................       1,668(1)         1,668               *
Chang, May-Lin...........................          82(1)            82               *
Chang, Mei-Chou..........................       1,940(1)         1,940               *
Chang, Mei-Chu...........................       1,738(1)         1,738               *
Chang, Mei-Lan...........................       2,642(1)         2,642               *
Chang, Mei-Yo............................         416(1)           416               *
Chang, Ming-Fang.........................         846(1)           846               *
Chang, Ming-Hung.........................         138(1)           138               *
Chang, Pa-China..........................       1,390(1)         1,390               *
Chang, Pao-Yu............................         834(1)           834               *
Chang, Pi-Hui............................      12,826(1)        12,826               *
Chang, Ping-Sheng........................          40(1)            40               *
Chang, Shou-Hsiang.......................       4,590(1)         4,590               *
Chang, Shu-Chen..........................         696(1)           696               *
Chang, Shu-Hsing.........................       8,248(1)         8,248               *
Chang, Shun-Ming.........................         856(1)           856               *
Chang, Shyue-Ming........................         416(1)           416               *
Chang, Su-Ching..........................         696(1)           696               *
Chang, Su-Fong...........................         486(1)           486               *
Chang, Tsen Shiow-Ing....................      15,028(1)        15,028               *
Chang, Wan-Hsin..........................          68(1)            68               *
Chang, Wan-Yi............................         696(1)           696               *
Chang, Wei-Cheng.........................          48(1)            48               *
Chang, Wen-Han...........................       3,476(1)         3,476               *
Chang, Whi-Lin...........................         250(1)           250               *
Chang, Yao-Ling..........................      12,412(1)        12,412               *
Chang, Yi-Chen...........................       1,516(1)         1,516               *
Chang, Yi-Hwa............................         644(1)           644               *
Chang, Yi-Nung...........................         696(1)           696               *
Chang, Yu-Chao...........................          40(1)            40               *
Chang, Yu-Cheng..........................         346(1)           346               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Chang, Yu-Feng...........................       1,042(1)         1,042               *
Chang, Yu-Min............................         158(1)           158               *
Chang, Yung-Yu...........................       2,780(1)         2,780               *
Chang, Yu-Ping...........................          68(1)            68               *
Chang, Yu-Tseng..........................          76(1)            76               *
Chang, Yu-Ying...........................       8,348(1)         8,348               *
Chao, Chin-Shiao.........................         644(1)           644               *
Chao, Hsing-Ming.........................         164(1)           164               *
Chao, Li-Chune...........................       2,780(1)         2,780
Chao, Ning-Liu...........................       1,920(1)         1,920               *
Chao, Shang-Szu..........................       1,252(1)         1,252               *
Chau, Chen-Yang..........................       3,490(1)         3,490               *
Chen Chou, Li-Yun........................       2,588(1)         2,588               *
Chen Hsieh, Su-Ching.....................         480(1)           480               *
Chen Lee, Su-Mei.........................         258(1)           258               *
Chen, Angela.............................       5,174(1)         5,174               *
Chen, Chao-Hsien.........................      39,130(1)        39,130               *
Chen, Chao-Jen...........................         206(1)           206               *
Chen, Chao-Pin...........................         138(1)           138               *
Chen, Cheng-Feng.........................         512(1)           512               *
Chen, Cheng-Keng.........................      12,310(1)        12,310               *
Chen, Cheng-Ta...........................         514(1)           514               *
Chen, Cheng-Wen..........................       1,292(1)         1,292               *
Chen, Chen-Shing.........................       3,908(1)         3,908               *
Chen, Chi-Chang..........................       4,080(1)         4,080               *
Chen, Chieh-Kuei.........................         228(1)           228               *
Chen, Chien-Yang.........................         542(1)           542               *
Chen, Chih-Hsien.........................       1,062(1)         1,062               *
Chen, Chih-Ping..........................         138(1)           138               *
Chen, Chin-Chu...........................       2,084(1)         2,084               *
Chen, Ching-I............................          82(1)            82               *
Chen, Ching-Yuan.........................         644(1)           644               *
Chen, Chin-Lai...........................          68(1)            68               *
Chen, Chin-Liang.........................         346(1)           346               *
Chen, Chin-Pao...........................         278(1)           278               *
Chen, Chin-Shu...........................         696(1)           696               *
Chen, Chiu-Chin..........................       7,630(1)         7,630               *
Chen, Chiu-Fang..........................       2,434(1)         2,434               *
Chen, Chi-Yuan...........................         696(1)           696               *
Chen, Chuan-Tien.........................         298(1)           298               *
Chen, Chueh-Yu...........................         416(1)           416               *
Chen, Chun-Cheng.........................         346(1)           346               *
Chen, Chung-Chuan........................         696(1)           696               *
Chen, Chung-Hsing........................       1,602(1)         1,602               *
Chen, Chung-Yuan.........................         834(1)           834               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Chen, Chung-Yuan.........................         278(1)           278               *
Chen, Chun-Jen...........................      48,326(1)        48,326               *
Chen, Chun-Jung..........................         138(1)           138               *
Chen, Chun-Mei...........................          58(1)            58               *
Chen, Chun-Yu............................         346(1)           346               *
Chen, Fang-Chu...........................       3,922(1)         3,922               *
Chen, Feng-Ying..........................         696(1)           696               *
Chen, Han-Pin............................       2,084(1)         2,084               *
Chen, Ho Yueh-Ling.......................         138(1)           138               *
Chen, Hsiang-Yin.........................         346(1)           346               *
Chen, Hsian-Hsueh........................       3,234(1)         3,234               *
Chen, Hsiao..............................         290(1)           290               *
Chen, Hsiao-San..........................         150(1)           150               *
Chen, Hsing-Wen..........................         696(1)           696               *
Chen, Hsin-Hua...........................         696(1)           696               *
Chen, Hsiu-Fang..........................         346(1)           346               *
Chen, Hsiu-Hao...........................         696(1)           696               *
Chen, Hsiu-Ping..........................      13,070(1)        13,070               *
Chen, Hsiu-Tsen..........................         644(1)           644               *
Chen, Hsi-Yao............................         644(1)           644               *
Chen, Hui-Lin............................         250(1)           250               *
Chen, Hung-China.........................         138(1)           138               *
Chen, Huo-Wen............................         644(1)           644               *
Chen, I-Chen.............................       2,084(1)         2,084               *
Chen, Ing-Yeh............................         644(1)           644               *
Chen, Jen-Chung..........................       1,292(1)         1,292               *
Chen, Jeng-An............................         346(1)           346               *
Chen, Jen-Kuen...........................         346(1)           346               *
Chen, Jia, Hsiu..........................         416(1)           416               *
Chen, Jin-Luan...........................          40(1)            40               *
Chen, Joanne F...........................       4,662(1)         4,662               *
Chen, Jui-Yun............................         932(1)           932               *
Chen, Kuang-Ming.........................         138(1)           138               *
Chen, Kuo Ming-Chu.......................       9,190(1)         9,190               *
Chen, Kuo-Yuan...........................          88(1)            88               *
Chen, Kwo-Hua............................          68(1)            68               *
Chen, Lesley.............................       2,780(1)         2,780               *
Chen, Lian-Chuan.........................       2,588(1)         2,588               *
Chen, Lih-Lin............................         416(1)           416               *
Chen, Li-Hung............................       1,940(1)         1,940               *
Chen, Li-Ju..............................         138(1)           138               *
Chen, Ling-Na............................          68(1)            68               *
Chen, Li-Wen.............................       1,892(1)         1,892               *
Chen, Man-Tsu............................         158(1)           158               *
Chen, Mau-Shiung.........................      15,658(1)        15,658               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Chen, Mei-Chiao..........................         138(1)           138               *
Chen, Mei-Hsiang.........................         582(1)           582               *
Chen, Mei-Jy.............................          54(1)            54               *
Chen, Mei-Yuan...........................         164(1)           164               *
Chen, Meng-Chieh.........................         346(1)           346               *
Chen, Nei-Yu.............................         696(1)           696               *
Chen, Nicholas...........................       6,470(1)         6,470               *
Chen, Pai-Chou...........................         346(1)           346               *
Chen, Pao-Kuei...........................         644(1)           644               *
Chen, Pao-Lung...........................          68(1)            68               *
Chen, Pi-Lien............................         422(1)           422               *
Chen, Pin-Chun...........................         250(1)           250               *
Chen, Ping-Heng..........................         416(1)           416               *
Chen, Ping-Hung..........................         278(1)           278               *
Chen, Pin-Hsiu...........................         346(1)           346               *
Chen, Roger..............................       3,880(1)         3,880               *
Chen, San-Ming...........................         666(1)           666               *
Chen, Shih-Tsung.........................          68(1)            68               *
Chen, Shiou-Lin..........................       1,334(1)         1,334               *
Chen, Shu-Chen...........................         644(1)           644               *
Chen, Shuenn Der.........................         346(1)           346               *
Chen, Shu-Han............................         346(1)           346               *
Chen, Shui-Yuan..........................       2,406(1)         2,406               *
Chen, Shu-Jen............................         696(1)           696               *
Chen, Shu-Ju.............................         258(1)           258               *
Chen, Shu-Mei............................       1,598(1)         1,598               *
Chen, Shu-Miao...........................         128(1)           128               *
Chen, Shu-Ping...........................         346(1)           346               *
Chen, Shu-Wei............................          68(1)            68               *
Chen, Shu-Yen............................         644(1)           644               *
Chen, Shu-Yuan...........................         164(1)           164               *
Chen, Siu-Tzu............................         902(1)           902               *
Chen, Stephanie..........................       6,470(1)         6,470               *
Chen, Su-Chen............................         644(1)           644               *
Chen, Szu-Chien..........................       2,084(1)         2,084               *
Chen, Szu-Fu.............................       3,880(1)         3,880               *
Chen, Ta-Pang............................         696(1)           696               *
Chen, Teng-Feng..........................       1,252(1)         1,252               *
Chen, Teresa.............................       6,470(1)         6,470               *
Chen, Tung-Hsien.........................       1,042(1)         1,042               *
Chen, Tzu Yu.............................       1,930(1)         1,930               *
Chen, Tzu-Ling...........................         834(1)           834               *
Chen, Wei-Kuang..........................       1,668(1)         1,668               *
Chen, We-Lin.............................          82(1)            82               *
Chen, Wen-Hsiang.........................       2,844(1)         2,844               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Chen, Wen-Hsiang.........................       2,084(1)         2,084               *
Chen, Wen-Yin............................         278(1)           278               *
Chen, Yang Li-Chan.......................         346(1)           346               *
Chen, Yan-Wen............................         206(1)           206               *
Chen, Yao-Chuan..........................         346(1)           346               *
Chen, Yi-Ching...........................          26(1)            26               *
Chen, Yi-Ching...........................       2,224(1)         2,224               *
Chen, Yi-Ehuan...........................         644(1)           644               *
Chen, Yin-Shih...........................       2,588(1)         2,588               *
Chen, Yuan-Yu............................         138(1)           138               *
Chen, Yu-Chun............................       1,738(1)         1,738               *
Chen, Yueh-Li............................         500(1)           500               *
Chen, Yueh-Sheng.........................       1,892(1)         1,892               *
Chen, Yueh-Te............................      18,466(1)        18,466               *
Chen, Yu-Hua.............................         124(1)           124               *
Chen, Yu-Li..............................          62(1)            62               *
Chen, Yun-Yi.............................         258(1)           258               *
Chen, Yu-Shan............................         346(1)           346               *
Chen, Yu-Wen.............................         206(1)           206               *
Cheng, Chien-Hsun........................       1,014(1)         1,014               *
Cheng, Chih-Min..........................         596(1)           596               *
Cheng, Chun-Yen..........................         402(1)           402               *
Cheng, Fu-Mei............................          68(1)            68               *
Cheng, Hsiao Huan........................         696(1)           696               *
Cheng, Hsing-Chi.........................         346(1)           346               *
Cheng, Hsin-Yu...........................         206(1)           206               *
Cheng, Hsiu-Chih.........................         346(1)           346               *
Cheng, Hsiu-Chih.........................         696(1)           696               *
Cheng, Hui-Fen...........................       2,238(1)         2,238               *
Cheng, Hui-Wan...........................       2,238(1)         2,238               *
Cheng, Jung-Shien........................       3,792(1)         3,792               *
Cheng, Lan-Fang..........................         696(1)           696               *
Cheng, Lin Hsin-Chiao....................       5,280(1)         5,280               *
Cheng, Mei-Yun...........................          62(1)            62               *
Cheng, Pei-Chi...........................         138(1)           138               *
Cheng, Ping-Shin.........................         736(1)           736               *
Cheng, Shi-Jen...........................      13,542(1)        13,542               *
Cheng, Shu-Hua...........................         346(1)           346               *
Cheng, Tsun-Chou.........................         138(1)           138               *
Cheng, Wen-Kui...........................       2,798(1)         2,798               *
Cheng, Yu-Chin...........................         346(1)           346               *
Cheng, Yueh-Yueh.........................         128(1)           128               *
Cheng, Yu-Ling...........................       3,734(1)         3,734               *
Chi, Wen-Tsun............................         696(1)           696               *
Chia, Mei-Ling...........................         138(1)           138               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Chiang, Bor-Fang.........................       3,352(1)         3,352               *
Chiang, Chai-Yun.........................         666(1)           666               *
Chiang, Chen-Kuo.........................         278(1)           278               *
Chiang, Chia-An..........................          68(1)            68               *
Chiang, Chiu-Kuai........................          68(1)            68               *
Chiang, Feng-Shih........................      12,072(1)        12,072               *
Chiang, Feng-Yi..........................         346(1)           346               *
Chiang, Fu-Ming..........................         696(1)           696               *
Chiang, His-Lin..........................         138(1)           138               *
Chiang, Hsin-Min.........................         386(1)           386               *
Chiang, Hung-Yi..........................         158(1)           158               *
Chiang, I-Ping...........................         578(1)           578               *
Chiang, Kuo-Feng.........................       1,042(1)         1,042               *
Chiang, Miao-Ching.......................         644(1)           644               *
Chiang, Min-Chu..........................         360(1)           360               *
Chiang, Ming-Chung.......................         696(1)           696               *
Chiang, Sherry...........................       1,390(1)         1,390               *
Chiang, Shu-Chung........................         138(1)           138               *
Chiang, Su-Ping..........................         696(1)           696               *
Chien, Che-Ju............................         346(1)           346               *
Chien, Ching-Hsuan.......................       1,292(1)         1,292               *
Chien, Chu-Chin..........................       1,182(1)         1,182               *
Chien, Jui-Hsien.........................       3,428(1)         3,428               *
Chien, Li-Hsueh..........................         696(1)           696               *
Chien, Li-Pi.............................         206(1)           206               *
Chien, Mei-Fang..........................         346(1)           346               *
Chien, Shun Li...........................         696(1)           696               *
Chien, Tsan-Chao.........................       2,602(1)         2,602               *
Chien, Tsung-Hsien.......................          48(1)            48               *
Chien, Tzu-Lin...........................         778(1)           778               *
Chien, Wei-Chih..........................       7,762(1)         7,762               *
Chien, Wen-Kuang.........................       2,294(1)         2,294               *
Chien, Wen-Lu............................       5,914(1)         5,914               *
Chien, Yu-Hsiu...........................         346(1)           346               *
Chin, Su-Chin............................         696(1)           696               *
Chiou, Kun-Long..........................       1,988(1)         1,988               *
Chiou, Shih-Pin..........................         138(1)           138               *
Chiu, An-Lai.............................          82(1)            82               *
Chiu, An-Yen.............................         644(1)           644               *
Chiu, Chang Ying-Hua.....................         416(1)           416               *
Chiu, Chien-Hsiung.......................       9,928(1)         9,928               *
Chiu, Ho-Huei............................       5,900(1)         5,900               *
Chiu, Hsiu-Chin..........................         346(1)           346               *
Chiu, Hsiu-Lan...........................          76(1)            76               *
Chiu, Jui-Che............................         778(1)           778               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Chiu, Mei-Chuan..........................          68(1)            68               *
Chiu, Ming-Chun..........................       2,002(1)         2,002               *
Chiu, Ming-En............................         206(1)           206               *
Chiu, Po-Lin.............................         346(1)           346               *
Chiu, Su-Fang............................         164(1)           164               *
Chiu, Wen-Chao...........................       1,252(1)         1,252               *
Chiu, Wen-Fei............................         138(1)           138               *
Chiu, Wen-Hsiu...........................         582(1)           582               *
Chiu, Yi-Ping............................          68(1)            68               *
Chne, Pao-Chia...........................         346(1)           346               *
Cho, Ya-Hui..............................       1,292(1)         1,292               *
Chou Wong, Miao-Hwa......................         644(1)           644               *
Chou, Cheng-Chieh........................       2,642(1)         2,642               *
Chou, Chien-Chih.........................         346(1)           346               *
Chou, Ching-Fa...........................         834(1)           834               *
Chou, Feng...............................       2,128(1)         2,128               *
Chou, Heng-Sheng.........................         138(1)           138               *
Chou, Hsia-Ching.........................       1,034(1)         1,034               *
Chou, Kuei-Yuan..........................          48(1)            48               *
Chou, Kun-Cheng..........................         164(1)           164               *
Chou, Kuo-Chen...........................       4,224(1)         4,224               *
Chou, Shu-Hui............................       1,390(1)         1,390               *
Chou, Tung-Ping..........................         278(1)           278               *
Chou, Yeh-Hsiu...........................         206(1)           206               *
Chou, Yen-Fang...........................         278(1)           278               *
Chou, Yen-Lin............................       2,084(1)         2,084               *
Chou, Yueh-China.........................          68(1)            68               *
Chu, Chang-Kuo...........................         556(1)           556               *
Chu, Cheng-Ta............................         128(1)           128               *
Chu, Hsiu-Yu.............................         138(1)           138               *
Chu, Jo-Ying.............................         138(1)           138               *
Chu, Jun-Ti..............................         696(1)           696               *
Chu, Mu-Shen.............................       1,042(1)         1,042               *
Chu, Nai-Cheng...........................       1,042(1)         1,042               *
Chu, Pao-Chuan...........................         696(1)           696               *
Chu, Shian-Kuang.........................       1,940(1)         1,940               *
Chu, Shih-Hsiung.........................      12,494(1)        12,494               *
Chu, Shih-I..............................         984(1)           984               *
Chu, Shu-Hui.............................         138(1)           138               *
Chu, Su-Hsien............................          68(1)            68               *
Chu, Yu-Cheng............................          88(1)            88               *
Chu, Yu-Mei..............................         138(1)           138               *
Chuan, Jia-Rong..........................         258(1)           258               *
Chuang, Chien-Chen.......................         164(1)           164               *
Chuang, Chien-Liang......................       5,008(1)         5,008               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Chuang, Ching-Hua........................         480(1)           480               *
Chuang, Ching-Lin........................         696(1)           696               *
Chuang, Chun-Jung........................         250(1)           250               *
Chuang, Ming-Huang.......................         556(1)           556               *
Chuang, Ming-Yu..........................          68(1)            68               *
Chuang, Pao-Tsai.........................       3,234(1)         3,234               *
Chuang, Shih-Chia........................         128(1)           128               *
Chuang, Shih-Hong........................      21,796(1)        21,796               *
Chuang, Tsui-Yueh........................          40(1)            40               *
Chuang, Ya -Wen..........................      21,796(1)        21,796               *
Chuang, Yao-Chen.........................         696(1)           696               *
Chuang, Ying-Chang.......................          82(1)            82               *
Chuang, Yu-Chih..........................       3,616(1)         3,616               *
Chun Gee Enterprise Co., Ltd.............       1,042(1)         1,042               *
Chung, Cheng-Hsin........................         416(1)           416               *
Chung, Chien-Chih........................         346(1)           346               *
Chung, Ching-Fu..........................      16,024(1)        16,024               *
Chung, Chun-Chieh........................         138(1)           138               *
Chung, Mei-Chiung........................         138(1)           138               *
Chung, Mei-Eng...........................         138(1)           138               *
Chung, Mei-Yun...........................         644(1)           644               *
Chung, Shu-Chuan.........................         416(1)           416               *
Chung, Wan-Ling..........................         206(1)           206               *
Chung, Yu-Chuan..........................         128(1)           128               *
Chung, Yu-Min............................         696(1)           696               *
Chuo, Sun-Yu.............................         696(1)           696               *
Chuu, An-Yue.............................         416(1)           416               *
Dai, Fang-Mei............................       1,292(1)         1,292               *
Dai, Ming-Jen............................         174(1)           174               *
Daniel Chiu..............................         346(1)           346               *
Ding, Chung-Dung.........................         164(1)           164               *
Dong, Der-Chang..........................          20(1)            20               *
Doong, Yih-Ching.........................       2,084(1)         2,084               *
Du, Jin-Zhi..............................       8,132(1)         8,132               *
Du, Wan-Sheng............................       6,470(1)         6,470               *
Duh, Biing-En............................         346(1)           346               *
Duh, Biing-Hann..........................         346(1)           346               *
Duh, Yuh-Shyuan..........................         346(1)           346               *
Fan, Chen-Tang...........................         486(1)           486               *
Fan, Fu-Shun.............................       1,062(1)         1,062               *
Fan, Hua-Lin.............................          40(1)            40               *
Fan, Jui-Chi.............................         346(1)           346               *
Fan, Kuang-Ying..........................         624(1)           624               *
Fan, Pi-Yen..............................         386(1)           386               *
Fan, Su-Jyn..............................         644(1)           644               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Fan, Yang-Liang..........................         764(1)           764               *
Fang, Chih-Liang.........................         666(1)           666               *
Fang, Chih-Sheng.........................         164(1)           164               *
Fang, Hsiao-Min..........................          68(1)            68               *
Fang, Hui-Ju.............................         138(1)           138               *
Fang, Mei-Yu.............................          88(1)            88               *
Fang, Ming-Chin..........................       1,042(1)         1,042               *
Fang, Wen-Chang..........................         896(1)           896               *
Fann, Chen-Shin..........................         416(1)           416               *
Feng, Chi-Ju.............................       1,152(1)         1,152               *
Feng, Chun-Chen..........................         346(1)           346               *
Feng, Han-Yuan...........................       1,252(1)         1,252               *
Feng, Hsiao-Ling.........................      14,186(1)        14,186               *
Feng, Hsiu-Chin..........................         346(1)           346               *
Feng, Jo-Yu..............................      16,802(1)        16,802               *
Feng, Min-Hui............................         346(1)           346               *
Fu, Chi-Chen.............................       1,042(1)         1,042               *
Fu, Chien-Tung...........................         346(1)           346               *
Fu, Kun-Tai..............................         138(1)           138               *
Fu, Lan-Ya...............................       4,660(1)         4,660               *
Fu, Mei-Yu...............................         672(1)           672               *
Fu, Tseng Jui-Ai.........................       1,042(1)         1,042               *
Fu, Yu-Ling..............................      12,940(1)        12,940               *
Fu, Yung-Mou.............................         258(1)           258               *
Fun, Yung-Sin............................       4,172(1)         4,172               *
Gao, Huang Chin-Hua......................       4,172(1)         4,172               *
Gau Reay-Long............................       2,420(1)         2,420               *
Gea, Leh-Fang............................       1,146(1)         1,146               *
Ger, Rong-Jen............................          88(1)            88               *
Gung, Shing-Hung.........................          68(1)            68               *
Haegi, Jean-Daniel.......................     122,334(2)       122,334               *
Hai, Jung-Chang..........................         416(1)           416               *
Han, Chang-Chuang........................      39,082(1)        39,082               *
Han, Ming-Te.............................         164(1)           164               *
Ho, Cheng-Ling...........................         138(1)           138               *
Ho, Ching-Chung..........................      19,076(1)        19,076               *
Ho, Chu Jui-Chin.........................         138(1)           138               *
Ho, Fu-Sen...............................       5,304(1)         5,304               *
Ho, Huang-Pin............................         346(1)           346               *
Ho, Jung-Mao.............................         206(1)           206               *
Ho, Li-Hung..............................         346(1)           346               *
Ho, Mei-Shu..............................         696(1)           696               *
Ho, Min- Shih............................     148,352(1)       148,352               *
Ho, Ming-Huang...........................         500(1)           500               *
Ho, Pin-Ying.............................       8,348(1)         8,348               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Ho, Yuan-Kuang...........................         586(1)           586               *
Hong Chien, Su-Feng......................      10,854(1)        10,854               *
Hong, Cheng-Fang.........................         278(1)           278               *
Hong, Ching-Shan.........................      16,436(1)        16,436               *
Hong, Shih-Hung..........................      11,756(1)        11,756               *
Hong, Wen-San............................       4,868(1)         4,868               *
Hou , Kun- Yu............................         696(1)           696               *
Hou, Jan-Pu..............................      16,698(1)        16,698               *
Hou, Rong-Huei...........................          68(1)            68               *
Hou, Shtn-Mei............................         696(1)           696               *
Hou, Shu-Ping............................         258(1)           258               *
Hsaio, Li-Yu.............................         346(1)           346               *
Hsiang, Hsuan-Hsuan......................         834(1)           834               *
Hsiao, Chi-Chung.........................       1,920(1)         1,920               *
Hsiao, Chih-Kuang........................       2,684(1)         2,684               *
HSIAO, Hsiu-Wen..........................         258(1)           258               *
Hsiao, Jei-I.............................         346(1)           346               *
Hsiao, Jung-Li...........................         346(1)           346               *
Hsiao, Li-Ling...........................       1,666(1)         1,666               *
Hsiao, Li-Wen............................       2,502(1)         2,502               *
Hsiao, Pin-Hung..........................       1,390(1)         1,390               *
Hsiao, Sheno-Yang........................       1,042(1)         1,042               *
Hsiao, Yu-Chu............................         332(1)           332               *
Hsieh, An-Na.............................       2,780(1)         2,780               *
Hsieh, Chia-Hung.........................          68(1)            68               *
Hsieh, Chia-Ling.........................          68(1)            68               *
Hsieh, Chi-Chang.........................         346(1)           346               *
Hsieh, Chi-Mour..........................       3,894(1)         3,894               *
Hsieh, Chun-Fu...........................         346(1)           346               *
Hsieh, Chung-Hsin........................       3,634(1)         3,634               *
Hsieh, Hsin-Chuan........................         138(1)           138               *
Hsieh, Hsiu-Chuan........................         258(1)           258               *
Hsieh, Hsiu-Tuan.........................         346(1)           346               *
Hsieh, Hsueh-Yuan........................         834(1)           834               *
Hsieh, Hsu-Ming..........................          68(1)            68               *
Hsieh, Hui-Wen...........................         696(1)           696               *
Hsieh, Hung-Ta...........................          68(1)            68               *
Hsieh, Jen-Te............................       1,946(1)         1,946               *
Hsieh, Jui-Chiang........................       1,940(1)         1,940               *
Hsieh, Jui-Hsin..........................         258(1)           258               *
Hsieh, Lee-Hsueh.........................         416(1)           416               *
Hsieh, Tsuey-Chin........................       1,292(1)         1,292               *
Hsieh, Tsung-Ju..........................         516(1)           516               *
Hsieh, Wan-Ju............................         764(1)           764               *
Hsieh, Yen-Feng..........................         258(1)           258               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Hsieh, Yen-Yu............................         258(1)           258               *
Hsieh, Yi-Hsu............................         258(1)           258               *
Hsieh, Yu-Chen...........................         138(1)           138               *
Hsiu Lien, Ho-Lin........................      78,298(1)        78,298               *
Hsiung, Te-Yuan..........................         722(1)           722               *
Hsiung, Yung-Yin.........................          40(1)            40               *
Hsu Huang, Fen-Tzu.......................         346(1)           346               *
Hsu, A-Chao..............................         386(1)           386               *
Hsu, Chang Yu-Mei........................      20,406(1)        20,406               *
Hsu, Chang-Kou...........................          68(1)            68               *
Hsu, Chang-Min...........................         346(1)           346               *
Hsu, Chao-Hsiung.........................       5,564(1)         5,564               *
Hsu, Cheng-Nan...........................         644(1)           644               *
Hsu, Cheng-Yu............................         138(1)           138               *
Hsu, Chien-Yuan..........................       2,084(1)         2,084               *
Hsu, Chih-Neng...........................         416(1)           416               *
Hsu, Ching-Shan..........................         696(1)           696               *
Hsu, Chiung-Sheng........................         110(1)           110               *
Hsu, Chung-Jen...........................         138(1)           138               *
Hsu, Chun-Huei...........................       1,292(1)         1,292               *
Hsu, Fei-Chang...........................      10,574(1)        10,574               *
Hsu, Feng Chiao-Mei......................         486(1)           486               *
Hsu, His-Mei.............................      14,072(1)        14,072               *
Hsu, Ho Chin-Chen........................      10,092(1)        10,092               *
Hsu, Hsiao-Mei...........................       3,998(1)         3,998               *
Hsu, Hsien-Min...........................         834(1)           834               *
Hsu, Hsin-Fang...........................         346(1)           346               *
Hsu, Hsiu-Chu............................         138(1)           138               *
Hsu, Hsiu-Wei............................       4,702(1)         4,702               *
Hsu, Hui-Yu..............................         178(1)           178               *
Hsu, Hung-Kuang..........................         680(1)           680               *
Hsu, Ing-Ling............................         834(1)           834               *
Hsu, Ju-Hui..............................         696(1)           696               *
Hsu, Kuai-Fen............................       1,292(1)         1,292               *
Hsu, Kuei-Fang...........................         222(1)           222               *
Hsu, Kun.................................         596(1)           596               *
Hsu, Kun-Shan............................         666(1)           666               *
Hsu, Kuo-Chen............................         644(1)           644               *
Hsu, Lung-Chuan..........................         386(1)           386               *
Hsu, Mao-Sen.............................         298(1)           298               *
Hsu, Mao-Sheng...........................       6,720(1)         6,720               *
Hsu, Ming-Hsing..........................         332(1)           332               *
Hsu, Pao-Pei.............................         416(1)           416               *
Hsu, Pi-Fang.............................         346(1)           346               *
Hsu, Po-Cheng............................       1,130(1)         1,130               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Hsu, Po-Ching............................       1,738(1)         1,738               *
Hsu, Pon-Ming............................         138(1)           138               *
Hsu, Ron-Huei............................       3,234(1)         3,234               *
Hsu, Shih-Hsiung.........................       3,088(1)         3,088               *
Hsu, Shu-Ju..............................         138(1)           138               *
Hsu, Shyang-Ho...........................       9,058(1)         9,058               *
Hsu, Sung-Chu............................         346(1)           346               *
Hsu, Su-Yu...............................         206(1)           206               *
Hsu, Szu-Yun.............................       3,234(1)         3,234               *
Hsu, Ta-Lu...............................         486(1)           486               *
Hsu, Tien-Yi.............................       1,592(1)         1,592               *
Hsu, Tsui-Ling...........................       3,234(1)         3,234               *
Hsu, Tsun-Tzu............................         346(1)           346               *
Hsu, Wei-Chang...........................         138(1)           138               *
Hsu, Wei-Lien............................         138(1)           138               *
Hsu, Wen-Chung...........................         696(1)           696               *
Hsu, Yen-Chuan...........................       1,292(1)         1,292               *
Hsu, Yen-Hua.............................      70,226(1)        70,226               *
Hsu, Yeo-Jen.............................         346(1)           346               *
Hsu, Yi-Hsin.............................      24,134(1)        24,134               *
Hsu, Yueh-Shin...........................         644(1)           644               *
Hsu, Yung-Lin............................         644(1)           644               *
Hsu, Yu-Wei..............................       3,234(1)         3,234               *
Hsuch, Hui-Che...........................         346(1)           346               *
Hu, Chin-Fen.............................         346(1)           346               *
Hu, I-Hsin...............................          68(1)            68               *
Hu, Jih-Hsiang...........................          68(1)            68               *
Hu, Man-Chun.............................         346(1)           346               *
Hu, Nai-Yun..............................         644(1)           644               *
Hu, Tsai-Chiang..........................       2,084(1)         2,084               *
Hu, Wei-Hu...............................       1,940(1)         1,940               *
Hu, Yu-Chen..............................         924(1)           924               *
Huang Tung, Chi-Hsin.....................         696(1)           696               *
Huang Chen, Shui-Lien....................         416(1)           416               *
Huang, An-Ni.............................       1,390(1)         1,390               *
Huang, C.F...............................         346(1)           346               *
Huang, Chang-Chih........................          68(1)            68               *
Huang, Chen-Yueh.........................       3,172(1)         3,172               *
Huang, Chien-Jung........................         128(1)           128               *
Huang, Chin-Chih.........................         696(1)           696               *
Huang, Ching-Chiang......................         696(1)           696               *
Huang, Ching-Huang.......................         834(1)           834               *
Huang, Ching-Lien........................         346(1)           346               *
Huang, Ching-Ling........................         206(1)           206               *
Huang, Ching-Sen.........................       8,000(1)         8,000               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Huang, Chiung-Hui........................         556(1)           556               *
Huang, Chiu-Yun..........................         834(1)           834               *
Huang, Chu-Chen..........................         164(1)           164               *
Huang, Chun-Cheng........................       2,294(1)         2,294               *
Huang, Chun-Hsieh........................         138(1)           138               *
Huang, Chun-Jung.........................          68(1)            68               *
Huang, Hai-Yun...........................         696(1)           696               *
Huang, His...............................         696(1)           696               *
Huang, Hsin-Yin..........................          68(1)            68               *
Huang, Hsiu-Hui..........................         332(1)           332               *
Huang, Huei-Hung.........................         346(1)           346               *
Huang, Hui-Lan...........................       1,668(1)         1,668               *
Huang, I-Cheng...........................       1,184(1)         1,184               *
Huang, Jean..............................       2,588(1)         2,588               *
Huang, Jen-Tsung.........................       1,794(1)         1,794               *
Huang, Jian-Wen..........................         644(1)           644               *
Huang, John..............................         258(1)           258               *
Huang, Jung-Nan..........................         696(1)           696               *
Huang, King-Cheng........................       7,440(1)         7,440               *
Huang, Ko-Wei............................         138(1)           138               *
Huang, Kuei-Hsin.........................         974(1)           974               *
Huang, Kuo-Hao...........................         486(1)           486               *
Huang, Li-Na.............................         696(1)           696               *
Huang, Ling-Hsien........................          62(1)            62               *
Huang, Mei-Er............................       1,530(1)         1,530               *
Huang, Mei-Hui...........................         206(1)           206               *
Huang, Mei-Lin...........................         346(1)           346               *
Huang, Ming-Kun..........................         346(1)           346               *
Huang, Ming-Ren..........................         346(1)           346               *
Huang, Pai-Han...........................         278(1)           278               *
Huang, Ping-Kun..........................       1,034(1)         1,034               *
Huang, Sheng-Feng........................         644(1)           644               *
Huang, Shih-Chen.........................         834(1)           834               *
Huang, Shih-Ming.........................         346(1)           346               *
Huang, Shin-Chi..........................         128(1)           128               *
Huang, Shu-Chen..........................         346(1)           346               *
Huang, Shu-Ping..........................         138(1)           138               *
Huang, Shu-Ting..........................          96(1)            96               *
Huang, Tai-Fu............................          40(1)            40               *
Huang, Tau-Hui...........................         346(1)           346               *
Huang, Wei-Meng..........................         346(1)           346               *
Huang, Wei-Ping..........................       1,042(1)         1,042               *
Huang, Wen-Hsiang........................       1,668(1)         1,668               *
Huang, Wing-Shang........................         644(1)           644               *
Huang, Yuan..............................       2,588(1)         2,588               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Huang, Yu-Chih...........................       1,752(1)         1,752               *
Huang, Yu-Hsing..........................       1,530(1)         1,530               *
Huang, Yu-Hwa............................         696(1)           696               *
Huang, Yu-Kuang..........................         138(1)           138               *
Huang, Yu-Lan............................       1,292(1)         1,292               *
Huang, Yun-Ni............................       1,252(1)         1,252               *
Hung, Chao-Chieh.........................          68(1)            68               *
Hung, Hsieh Tsui-Tai.....................      19,200(1)        19,200               *
Hung, Kuo-Sheng..........................         346(1)           346               *
Hung, Li-Chiang..........................         278(1)           278               *
Hung, Lien-Tung..........................         292(1)           292               *
Hung, Li-Feng............................          68(1)            68               *
Hung, Man-Ping...........................         138(1)           138               *
Hung, Mei-Feng...........................         696(1)           696               *
Hung, Shih-Yau...........................       9,138(1)         9,138               *
Hung, Shu-Ying...........................         278(1)           278               *
Hung, Te-Yao.............................         164(1)           164               *
Hung, Tsui-Erh...........................         206(1)           206               *
Hung, Wen-Yao............................      24,174(1)        24,174               *
Hwang, Jmg-Tjoan.........................       6,470(1)         6,470               *
Hwang, Shyh-Jye..........................       2,440(1)         2,440               *
Industrial Technology Investment Corp....      94,276(1)        94,276               *
Iou, Huei-Lin............................         138(1)           138               *
Jan, Chu Mei-Hsiu........................       3,130(1)         3,130               *
Jan, Min-Foo.............................       1,042(1)         1,042               *
Jan, Ming-Lieh...........................       3,268(1)         3,268               *
Jan, Pei-Lin.............................       1,738(1)         1,738               *
Jan, Ruei-Ling...........................         250(1)           250               *
Jen, Shu-Fang............................         500(1)           500               *
Jeng, Chao-Kang..........................          68(1)            68               *
Jong, Johnson............................         206(1)           206               *
Juang, Bih-Yun...........................       1,390(1)         1,390               *
Juang, Chung-Ping........................       4,660(1)         4,660               *
Kang, Hsien-Kuang........................       1,292(1)         1,292               *
Kang, Jen-Tai............................         696(1)           696               *
Kang, Kuang-Chen.........................         644(1)           644               *
Kang, Shu-Fen............................       1,292(1)         1,292               *
Kao, Fu-Jen..............................         298(1)           298               *
Kao, Hui-Wen.............................         138(1)           138               *
Kao, I-Ching.............................       1,042(1)         1,042               *
Kao, Mei-Hua.............................       1,516(1)         1,516               *
Kao, Mei-Yuan............................         346(1)           346               *
Kao, Meng-Tzu............................         346(1)           346               *
Kao, Ming-Chia...........................         138(1)           138               *
Kao, Ming-Huei...........................         128(1)           128               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Kao, Seng-Long...........................         582(1)           582               *
Kao, Tzu-Cheng...........................         696(1)           696               *
Kao, Yen-Pin.............................         346(1)           346               *
Ko, Hsin-Yi..............................         198(1)           198               *
Ko, Hui-Ching............................          68(1)            68               *
Ko, Jui-Ho...............................       1,940(1)         1,940               *
Ko, Jui-Ying.............................       1,252(1)         1,252               *
Ko, Wen-Ching............................       1,940(1)         1,940               *
Kou, Hung-Yu.............................         696(1)           696               *
Ku, Chang-Tung...........................       2,670(1)         2,670               *
Ku, Jui-Hua..............................         164(1)           164               *
Ku, Pu-Sheng.............................         500(1)           500               *
Ku, Yu-Chi...............................         644(1)           644               *
Kuan Yuan Paper Mfg., Co., Ltd...........      51,446(1)        51,446               *
Kuan, Ming-Che...........................       1,292(1)         1,292               *
Kuan, Pei-Chi............................       1,320(1)         1,320               *
Kung, Chun-Ying..........................      23,982(1)        23,982               *
Kung, Hai-Tung...........................       2,400(1)         2,400               *
Kung, Ling-Ying..........................         542(1)           542               *
Kung, Lu Fan-Chih........................         736(1)           736               *
Kung, Ta-Kun.............................       1,238(1)         1,238               *
Kung, Yu-Ying............................       1,584(1)         1,584               *
Kuo, Ai-Mei..............................         138(1)           138               *
Kuo, Chien-Li............................       6,504(1)         6,504               *
Kuo, Chun-Hsiang.........................       1,162(1)         1,162               *
Kuo, Hsian-Hun...........................         138(1)           138               *
Kuo, Huan-Ho.............................          68(1)            68               *
Kuo, Hui-Chen............................         806(1)           806               *
Kuo, Kuan-Shou...........................       1,042(1)         1,042               *
Kuo, Leng-Ying...........................         258(1)           258               *
Kuo, Su-Fen..............................       1,062(1)         1,062               *
Kuo, Tsung-Lin...........................         346(1)           346               *
Kuo, Yu-Hung.............................       2,328(1)         2,328               *
Kuo, Yu-Ping.............................         346(1)           346               *
Lai, Chen Pi-Chuan.......................         346(1)           346               *
Lai, Cheng-Piao..........................         644(1)           644               *
Lai, Chien-Hsin..........................         644(1)           644               *
Lai, Chi-Hsuem...........................          58(1)            58               *
Lai, Chiu-Wa.............................         386(1)           386               *
Lai, Hsing-Hua...........................         644(1)           644               *
Lai, Huei-Man............................         736(1)           736               *
Lai, Hui-Li..............................         346(1)           346               *
Lai, Hung-Kang...........................         696(1)           696               *
Lai, Jiann-Hua...........................         388(1)           388               *
Lai, Mei-Yun.............................         258(1)           258               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Lai, Sheng-Ching.........................       2,434(1)         2,434               *
Lai, Shu-Chen............................         128(1)           128               *
Lai, Szu-Yu..............................         138(1)           138               *
Lai, Tai-Feng............................         258(1)           258               *
Lai, Yi-Ling.............................         346(1)           346               *
Lai, Ying-Liang..........................         206(1)           206               *
Lai, Yi-Tang.............................         644(1)           644               *
Lai, Yun-Wei.............................         346(1)           346               *
Lam, Chai-Pong...........................       3,476(1)         3,476               *
Lan, Chien-Lin...........................       1,292(1)         1,292               *
Lan, Hu Hsiu-Pi..........................      10,772(1)        10,772               *
Lan, Mei-Chin............................       4,298(1)         4,298               *
Lan, Mei-Hsing...........................       7,762(1)         7,762               *
Lan, Ming-Hui............................       1,710(1)         1,710               *
Lan, Sheng-Chin..........................       1,292(1)         1,292               *
Lan, Sheng-Hou...........................      71,372(1)        71,372               *
Lan, Wen-Chun............................       1,292(1)         1,292               *
Lan, Yi-Jung.............................       1,292(1)         1,292               *
Lan, Yu-Pin..............................         332(1)           332               *
Lee Kung, Mei-Li.........................         696(1)           696               *
Lee Chiung, Su-Mei.......................       1,390(1)         1,390               *
Lee, An-Nan..............................          68(1)            68               *
Lee, Bei Hsiu-Lien.......................      10,268(1)        10,268               *
Lee, Bichin..............................       2,572(1)         2,572               *
Lee, Chang-Ming..........................       1,292(1)         1,292               *
Lee, Chao-Chin...........................       6,740(1)         6,740               *
Lee, Chein-Jen...........................         874(1)           874               *
Lee, Cheng-Yi............................         902(1)           902               *
Lee, Chieh-Mao...........................         696(1)           696               *
Lee, Chieh-Yu............................         346(1)           346               *
Lee, Chien-Chung.........................         346(1)           346               *
Lee, Chien-Sheng.........................         332(1)           332               *
Lee, Chien-Ying..........................       1,494(1)         1,494               *
Lee, Chih-Kang...........................         138(1)           138               *
Lee, Chin-An.............................         332(1)           332               *
Lee, Chin-Fen............................         178(1)           178               *
Lee, Ching-Wen...........................         696(1)           696               *
Lee, Chin-Hung...........................         298(1)           298               *
Lee, Chin-Shan...........................      12,244(1)        12,244               *
Lee, Chiu-Feng...........................         644(1)           644               *
Lee, Chiung-Ju...........................       1,752(1)         1,752               *
Lee, Chu-Men.............................         164(1)           164               *
Lee, Chung-Jen...........................      11,088(1)        11,088               *
Lee, Chung-Kai...........................         346(1)           346               *
Lee, Chun-Hsiu...........................         736(1)           736               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Lee, Chun-Jung...........................         736(1)           736               *
Lee, Chun-Po.............................          68(1)            68               *
Lee, Chun-Sheng..........................      11,020(1)        11,020               *
Lee, Chun-Tao............................         770(1)           770               *
Lee, Dan Chang...........................          76(1)            76               *
Lee, His-Chien...........................         590(1)           590               *
Lee, Hsiang..............................       1,390(1)         1,390               *
Lee, Hsiao Shu-Hui.......................         834(1)           834               *
Lee, Hsing-Chih..........................       1,738(1)         1,738               *
Lee, Hsiu-Feng...........................       1,592(1)         1,592               *
Lee, Ju-Chi..............................         696(1)           696               *
Lee, Jung-Hua............................          88(1)            88               *
Lee, Jung-Kuang..........................         908(1)           908               *
Lee, Jung-Tsung..........................         946(1)           946               *
Lee, Jung-Yu.............................       2,780(1)         2,780               *
Lee, Kai-Jung............................         696(1)           696               *
Lee, Kai-Wei.............................         416(1)           416               *
Lee, Kuang-Hua...........................       1,112(1)         1,112               *
Lee, Kuo-Cheng...........................      69,702(1)        69,702               *
Lee, Kuo-Sheng...........................       3,706(1)         3,706               *
Lee, Kuwg-Hua............................         774(1)           774               *
Lee, Li-Chun.............................         346(1)           346               *
Lee, Lin Sue-Chiou.......................      19,540(1)        19,540               *
Lee, Ming-Tien...........................          68(1)            68               *
Lee, Pao-Chiao...........................         138(1)           138               *
Lee, Pei-Ling............................       1,390(1)         1,390               *
Lee, Pin-Hui.............................          96(1)            96               *
Lee, Pi-Ying.............................         644(1)           644               *
Lee, Ren-Jir.............................         644(1)           644               *
Lee, Rose................................          48(1)            48               *
Lee, Sen-Hung............................         666(1)           666               *
Lee, Sha-Ching...........................      11,646(1)        11,646               *
Lee, Sheng-Yang..........................         346(1)           346               *
Lee, Shih-Huei...........................      19,002(1)        19,002               *
Lee, Shu-Hua.............................      30,536(1)        30,536               *
Lee, Shun-Chen...........................       4,282(1)         4,282               *
Lee, Sweet...............................         446(1)           446               *
Lee, Ti-Kuang............................         834(1)           834               *
Lee, Tung-Ping...........................      88,926(1)        88,926               *
Lee, Wang-Chih...........................          88(1)            88               *
Lee, Wei-Herng...........................         500(1)           500               *
Lee, Wen-Chang...........................         696(1)           696               *
Lee, Wendy Janithan......................         346(1)           346               *
Lee, Wen-Fang............................         696(1)           696               *
Lee, Wen-Hui.............................         644(1)           644               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Lee, Yang-Chun...........................         346(1)           346               *
Lee, Yuan-Jui............................         250(1)           250               *
Lee, Yuan-Lang...........................         250(1)           250               *
Lee, Yu-Chun.............................         834(1)           834               *
Lee, Yun-Chang...........................         834(1)           834               *
Leng, Jack...............................         666(1)           666               *
Li, Chin-Cheng...........................         696(1)           696               *
Li, Hsiao-Wen............................         346(1)           346               *
Li, Hsiu-Mei.............................         644(1)           644               *
Li, Hsueh-Ching..........................         960(1)           960               *
Li, Huey-Ju..............................         138(1)           138               *
Li, Hung-Jen.............................      18,076(1)        18,076               *
Li, Li-Chu...............................         386(1)           386               *
Li, Li-Chuan.............................         138(1)           138               *
Li, Lie-Me...............................         278(1)           278               *
Li, Ling-Hsing...........................         264(1)           264               *
Li, Tsun-Ying............................       3,752(1)         3,752               *
Li, Wen-Pen..............................         346(1)           346               *
Lian, Tian-Hua...........................       1,390(1)         1,390               *
Liang, Chia-Wei..........................          88(1)            88               *
Liang, Dai-Hong..........................         696(1)           696               *
Liang, Hsiu-Luan.........................         346(1)           346               *
Liang, Hsiu-Yu...........................         138(1)           138               *
Liang, Jan Tsai-Yu.......................       1,042(1)         1,042               *
Liang, Shu-Hui...........................         346(1)           346               *
Liang, Yu-Sheng..........................         696(1)           696               *
Liao Sun, Chia-Tzu.......................       1,940(1)         1,940               *
Liao, Chia-Chun..........................         138(1)           138               *
Liao, Chih-Teng..........................         834(1)           834               *
Liao, Chin-Yi............................          68(1)            68               *
Liao, Chun-Hsiang........................         696(1)           696               *
Liao, Feng-I.............................          68(1)            68               *
Liao, Hsiu-Chu...........................          68(1)            68               *
Liao, Hsu-Mei............................         696(1)           696               *
Liao, Mei-Heng...........................         332(1)           332               *
Liao, Shu-Fen............................         206(1)           206               *
Liao, Wen-Ming...........................         834(1)           834               *
Liao, Yu-Chu.............................         644(1)           644               *
Liao, Yueh-Nu............................         416(1)           416               *
Liao, Yung-Hsing.........................         834(1)           834               *
Liaw, Huoo-Ku............................         696(1)           696               *
Lie, Fang-I..............................          68(1)            68               *
Lii, Jainn-Hwa...........................         596(1)           596               *
Lin Chen, Su-E...........................         416(1)           416               *
Lin Chung, Yuen-Chuan....................         480(1)           480               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Lin, A-Kvei..............................         346(1)           346               *
Lin, Angela..............................         346(1)           346               *
Lin, Che-Cheng...........................         696(1)           696               *
Lin, Chen Su-Yun.........................         644(1)           644               *
Lin, Cheng-Cheng.........................         644(1)           644               *
Lin, Chen-Yi.............................          68(1)            68               *
Lin, Chia-Chin...........................       3,880(1)         3,880               *
Lin, Chia-Ying...........................          68(1)            68               *
Lin, Chien-Hung..........................         556(1)           556               *
Lin, Chien-Lu............................      22,608(1)        22,608               *
Lin, Chih-Chieh..........................          40(1)            40               *
Lin, Chih-Lung...........................       2,156(1)         2,156               *
Lin, Chin-Cheng..........................       1,112(1)         1,112               *
Lin, Ching-Chun..........................         346(1)           346               *
Lin, Ching-Yuan..........................         206(1)           206               *
Lin, Chin-Hao............................       1,502(1)         1,502               *
Lin, Chiu-Chen...........................         278(1)           278               *
Lin, Chiu-Tang...........................          40(1)            40               *
Lin, Chuan-Han...........................          62(1)            62               *
Lin, Chung-Miao..........................         696(1)           696               *
Lin, Chun-Hsiu...........................         834(1)           834               *
Lin, Chun-Hung...........................         644(1)           644               *
Lin, Chun-Po.............................         138(1)           138               *
Lin, Heh-Shyong..........................      21,568(1)        21,568               *
Lin, Ho Chin-Yen.........................       1,292(1)         1,292               *
Lin, Hsiang-Chun.........................      13,368(1)        13,368               *
Lin, Hsien-Chun..........................         638(1)           638               *
Lin, Hsing-Pu............................         144(1)           144               *
Lin, Hsiu-Jung...........................       2,168(1)         2,168               *
Lin, Hsu Mei-Hsia........................         624(1)           624               *
Lin, Huei-Men............................      36,570(1)        36,570               *
Lin, Hui-Hsueh...........................         812(1)           812               *
Lin, Hui-Ju..............................         902(1)           902               *
Lin, Hui-Ming............................         928(1)           928               *
Lin, I-Hsiu..............................       1,292(1)         1,292               *
Lin, I-Hung..............................         278(1)           278               *
Lin, In-Jen..............................         346(1)           346               *
Lin, Jenn-Rong...........................         206(1)           206               *
Lin, Jia-Feng............................         138(1)           138               *
Lin, Jian-Ta.............................         834(1)           834               *
Lin, Jong-Hsin...........................         542(1)           542               *
Lin, Juei-Hua............................      11,890(1)        11,890               *
Lin, Jui-Chu.............................         118(1)           118               *
Lin, Jui-Hsiang..........................          68(1)            68               *
Lin, Jui-Min.............................         834(1)           834               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Lin, Jui-Pin.............................         138(1)           138               *
Lin, Jyh-Chung...........................         644(1)           644               *
Lin, Kung-Hsing..........................         696(1)           696               *
Lin, Kuo-Shian...........................       1,042(1)         1,042               *
Lin, Li-Chuan............................       2,698(1)         2,698               *
Lin, Li-Hsiung...........................         138(1)           138               *
Lin, Li-Hua..............................       1,034(1)         1,034               *
Lin, Lin Pi-Yun..........................       2,002(1)         2,002               *
Lin, Lin-Chi.............................          48(1)            48               *
Lin, Li-Yun..............................         278(1)           278               *
Lin, Mao-Chin............................         834(1)           834               *
Lin, Mao-Yuan............................       1,000(1)         1,000               *
Lin, Mei-Ching...........................       4,258(1)         4,258               *
Lin, Mei-Chung...........................         186(1)           186               *
Lin, Mei-Ying............................       1,432(1)         1,432               *
Lin, Ming-Hui............................          68(1)            68               *
Lin, Min-Yi..............................         516(1)           516               *
Lin, Mu-Chuan............................         924(1)           924               *
Lin, Pei-Ching...........................         514(1)           514               *
Lin, Pei-Chun............................         582(1)           582               *
Lin, Pei-Chung...........................         278(1)           278               *
Lin, Pei-Ling............................         346(1)           346               *
Lin, Pei-Yin.............................       1,738(1)         1,738               *
Lin, Pi-Li...............................         298(1)           298               *
Lin, Pi-Lien.............................       1,598(1)         1,598               *
Lin, Reng-Jeng...........................         346(1)           346               *
Lin, San-Neng............................       6,956(1)         6,956               *
Lin, Shan-Tyan...........................       6,956(1)         6,956               *
Lin, Sheng-Yang..........................         258(1)           258               *
Lin, Shiann-Tarng........................         346(1)           346               *
Lin, Shih-Chang..........................         696(1)           696               *
Lin, Shih-Cheng..........................       2,420(1)         2,420               *
Lin, Shih-Chieh..........................       1,292(1)         1,292               *
Lin, Shih-Hsien..........................         644(1)           644               *
Lin, Shiow-Tz............................         128(1)           128               *
Lin, Shu-Chen............................          68(1)            68               *
Lin, Shu-Ling............................         138(1)           138               *
Lin, Siu-Jung............................         346(1)           346               *
Lin, Song-Fure...........................      97,082(1)        97,082               *
Lin, Ta-Yu...............................         346(1)           346               *
Lin, Ta-Yung.............................         722(1)           722               *
Lin, Ting-Yu.............................         138(1)           138               *
Lin, Tsu-Chiang..........................       4,828(1)         4,828               *
Lin, Tsun-Lun............................         722(1)           722               *
Lin, Tung-Feng...........................         416(1)           416               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Lin, Tu-Wang.............................          62(1)            62               *
Lin, Tzu-Yuan............................         486(1)           486               *
Lin, Wan-Chun............................       9,378(1)         9,378               *
Lin, Wan-Kuo.............................      12,076(1)        12,076               *
Lin, Wan-Yu..............................         542(1)           542               *
Lin, Wei-Che.............................         696(1)           696               *
Lin, Wei-Chih............................         696(1)           696               *
Lin, Wen-Chen............................         556(1)           556               *
Lin, Wen-Chin............................       1,014(1)         1,014               *
Lin, Wen-Hwa.............................         346(1)           346               *
Lin, Wen-Shan............................       1,292(1)         1,292               *
Lin, Wu-Hsiung...........................          68(1)            68               *
Lin, Ya-Hui..............................       3,444(1)         3,444               *
Lin, Ya-Hui..............................          68(1)            68               *
Lin, Yeh-Shan............................         164(1)           164               *
Lin, Yen-Chen............................      13,368(1)        13,368               *
Lin, Yi-Hsiung...........................       1,000(1)         1,000               *
Lin, Yin-Chi.............................       1,042(1)         1,042               *
Lin, Yuan-Charn..........................      19,050(1)        19,050               *
Lin, Yu-Cheng............................       1,502(1)         1,502               *
Lin, Yu-Chuan............................          68(1)            68               *
Lin, Yu-Chun.............................       1,432(1)         1,432               *
Lin, Yueh................................         696(1)           696               *
Lin, Yueh-Chen...........................         416(1)           416               *
Lin, Yueh-Chih...........................         644(1)           644               *
Lin, Yueh-Nu.............................         664(1)           664               *
Lin, Yuh-Shin............................         206(1)           206               *
Lin, Yu-Kui..............................         696(1)           696               *
Lin, Yu-Ming.............................       6,596(1)         6,596               *
Lin, Yung-Chieh..........................         696(1)           696               *
Lin, Yung-Hao............................         346(1)           346               *
Lin, Yung-Hsueh..........................       1,084(1)         1,084               *
Lin, Yu-Ping.............................       1,546(1)         1,546               *
Lin, Yu-Ya...............................       1,292(1)         1,292               *
Lin, Zu-Tung.............................         346(1)           346               *
Ling, Su-Lien............................         164(1)           164               *
Liu, Chang-Ming..........................         480(1)           480               *
Liu, Cheng-Lih...........................      33,188(1)        33,188               *
Liu, Chia-Wei............................         346(1)           346               *
Liu, Chi-Chun............................         346(1)           346               *
Liu, Chien-Chih..........................       2,502(1)         2,502               *
Liu, Chi-Lung............................         346(1)           346               *
Liu, Chiu-Yun............................         346(1)           346               *
Liu, Chuan-Chieh.........................         138(1)           138               *
Liu, Chun Chen...........................       1,292(1)         1,292               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Liu, Chung-Ho............................       3,234(1)         3,234               *
Liu, Chung-Jen...........................       1,292(1)         1,292               *
Liu, Chun-Han............................         764(1)           764               *
Liu, Chun-Lin............................         416(1)           416               *
Liu, Dean................................          68(1)            68               *
Liu, Hsien-Lung..........................       2,084(1)         2,084               *
Liu, Hsiu-Lien...........................       2,084(1)         2,084               *
Liu, Hui-Pei.............................          62(1)            62               *
Liu, Jui-Fang............................         346(1)           346               *
Liu, Li-Chen.............................         130(1)           130               *
Liu, Lin-Chien...........................         258(1)           258               *
Liu, Lun-Hua.............................         346(1)           346               *
Liu, Mao-Hsiung..........................      19,412(1)        19,412               *
Liu, Mei-Chih............................         644(1)           644               *
Liu, Mei-Miao............................         346(1)           346               *
Liu, Mei-Ying............................       2,588(1)         2,588               *
Liu, Meng-Ling...........................         128(1)           128               *
Liu, Ming-Long...........................       4,158(1)         4,158               *
Liu, Nacy................................         644(1)           644               *
Liu, O Chiu-Yei..........................         416(1)           416               *
Liu, Peng Chiu-Yueh......................         250(1)           250               *
Liu, Pi-Fen..............................         834(1)           834               *
Liu, Pi-Hsiang...........................       1,668(1)         1,668               *
Liu, Shen-Yuan...........................       1,390(1)         1,390               *
Liu, Shih-Hsian..........................         346(1)           346               *
Liu, Shu-Chen............................         168(1)           168               *
Liu, Shu-Chen............................          68(1)            68               *
Liu, Tai-Sheng...........................         644(1)           644               *
Liu, Tony (Liu, Chin-Chieh)..............          68(1)            68               *
Liu, Wei-Chen............................          88(1)            88               *
Liu, Wei-Chih............................         346(1)           346               *
Liu, Wen-Cheng...........................       4,522(1)         4,522               *
Liu, Weng-Hsing..........................         834(1)           834               *
Liu, Wen-Lung............................         206(1)           206               *
Liu, Wen-Sheng...........................       1,668(1)         1,668               *
Liu, Yen-Cheng...........................         346(1)           346               *
Liu, Yi-Chun.............................         346(1)           346               *
Liu, Yi-Hsing............................         416(1)           416               *
Liu, Yi-Jen..............................      13,690(1)        13,690               *
Liu, Yi-Shan.............................      14,468(1)        14,468               *
Liu, Yu-Lan..............................       1,592(1)         1,592               *
Liu, Yun-Yu..............................         980(1)           980               *
Liu, Yu-Yang.............................         128(1)           128               *
Lo, Chao-Chun............................       3,338(1)         3,338               *
Lo, Ching-Chuan..........................       6,956(1)         6,956               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Lo, Mei-Hui..............................          68(1)            68               *
Lo, Shu-Chen.............................      41,996(1)        41,996               *
Lo, Shui-Ming............................         346(1)           346               *
Lo, Shu-Ping.............................         696(1)           696               *
Lo, Wei-Lang.............................          96(1)            96               *
Lou, Te-Fang.............................         644(1)           644               *
Lu Chen, Chui-Luan.......................       2,502(1)         2,502               *
Lu, Ai-Lien..............................         696(1)           696               *
Lu, Chin-I...............................         258(1)           258               *
Lu, Chin-Lan.............................          82(1)            82               *
Lu, Chuen-Shiang.........................       1,062(1)         1,062               *
Lu, Chun-Kuei............................         874(1)           874               *
Lu, Fang-Yao.............................       3,476(1)         3,476               *
Lu, Hsuen-Jung...........................         250(1)           250               *
Lu, Huang Hui............................       1,418(1)         1,418               *
Lu, Jui-Ping.............................         258(1)           258               *
Lu, Kuei-Lan.............................       1,042(1)         1,042               *
Lu, Liao Kuo.............................         346(1)           346               *
Lu, Li-Kuan..............................         480(1)           480               *
Lu, Mao-Chang............................      13,220(1)        13,220               *
Lu, Mei-Hui..............................         298(1)           298               *
Lu, Mei-Hui..............................         516(1)           516               *
Lu, Pao-Ching............................      11,002(1)        11,002               *
Lu, Po-Min...............................       1,710(1)         1,710               *
Lu, Roey-Jong............................         130(1)           130               *
Lu, Shan-Sheng...........................       1,292(1)         1,292               *
Lu, Te-Hsing.............................       1,252(1)         1,252               *
Lu, Tzu-Min..............................         458(1)           458               *
Lu, Wan-Chen.............................         346(1)           346               *
Lu, Wen-Yeh..............................       2,588(1)         2,588               *
Lu, Yu-Yen...............................         164(1)           164               *
Lue, Pao-Ju..............................         416(1)           416               *
Lung, Sheng-Chieh........................         644(1)           644               *
Lung, Shu-Hua............................          68(1)            68               *
Luo, Der-Fwu.............................       1,292(1)         1,292               *
Luo, Shwu-Yuen...........................         128(1)           128               *
Lyne, Chien-Hsing........................         138(1)           138               *
Ma, Mei-Chu..............................         696(1)           696               *
Ma, Pao-Ping.............................         138(1)           138               *
Ma, Shu-Fang.............................         206(1)           206               *
Mai, Hsiao-Ping..........................         696(1)           696               *
Mao, Che-Min.............................         346(1)           346               *
Mei, Jui-Fen.............................       1,292(1)         1,292               *
Moh, Huey-Meei...........................         516(1)           516               *
Ni, Li-Fen...............................         416(1)           416               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Nieh, Chin-Chen..........................          38(1)            38               *
Optical Crossing, Inc....................      81,494(3)        81,494               *
Ou, Yeh-Chau.............................       2,502(1)         2,502               *
Pacrim Investing &
  Developing Co., Ltd....................      89,328(1)        89,328               *
Pai, Jia-Shen............................         644(1)           644               *
Pai, Yao-Chia............................       1,390(1)         1,390               *
Pan, Ching-Ping..........................         346(1)           346               *
Pan, Chun-Chang..........................       1,042(1)         1,042               *
Pan, Chun-Liang..........................       3,476(1)         3,476               *
Pan, Fong-Hwang..........................       3,868(1)         3,868               *
Pan, Tung-Tai............................          68(1)            68               *
Pan, Wu-Chou.............................         138(1)           138               *
Pao, Chung-Ping..........................       5,258(1)         5,258               *
Pei, Hui-Fang............................      65,928(1)        65,928               *
Pen, Yun Fang............................         346(1)           346               *
Peng, Ai-Ling............................         500(1)           500               *
Peng, Chih-Hung..........................         644(1)           644               *
Peng, Chih-Ling..........................       5,914(1)         5,914               *
Peng, Chih-Yung..........................         206(1)           206               *
Peng, Hsiu-Chun..........................       1,244(1)         1,244               *
Peng, Kun-Hsiang.........................         346(1)           346               *
Peng, Li-Wen.............................       1,042(1)         1,042               *
Peng, Pi-Ling............................         138(1)           138               *
Peng, Wen-Hsin...........................          62(1)            62               *
Peng, Wen-Hsin...........................       2,496(1)         2,496               *
Pin, Su-Yu...............................         346(1)           346               *
Pu, Hsiao-Chuan..........................         966(1)           966               *
Pu, Shu-Sheng............................         346(1)           346               *
RedC Optical Networks, Inc...............     150,000(4)       150,000               *
Shang, Chih-Kung.........................         834(1)           834               *
Shang, Yi-Feng...........................         696(1)           696               *
Shau, Ming-Ling..........................         696(1)           696               *
Sheen, Mei-Shiang........................         346(1)           346               *
Shen, Hsin-Chen..........................         346(1)           346               *
Shen, Hsiu-Ching.........................      50,844(1)        50,844               *
Shen, Jin-Hua............................       1,584(1)         1,584               *
Shen, Kwang-Nan..........................         206(1)           206               *
Shen, Shu-Mei............................         696(1)           696               *
Sher, Ding-Shyan.........................         206(1)           206               *
Shiao, Feng-Cheng........................       1,390(1)         1,390               *
Shih, Che-Jan............................         346(1)           346               *
Shih, Chen-Yu............................       1,314(1)         1,314               *
Shih, Hsiu-Ling..........................         182(1)           182               *
Shih, Pai Chuan..........................         644(1)           644               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Shih, Shu-Han............................         206(1)           206               *
Shih, Shu-Lian...........................       1,598(1)         1,598               *
Shin, Yaun-Wen...........................       2,920(1)         2,920               *
Shue, Jia-Chung..........................       1,460(1)         1,460               *
Shyu, Yu-Tang............................         228(1)           228               *
Sivan, Reuben............................      30,000(5)        30,000               *
Sou, Hsu-Tung............................         834(1)           834               *
Su, Chien-Ying...........................       1,042(1)         1,042               *
Su, Chiung-Chu...........................       1,680(1)         1,680               *
Su, Chun-Yang............................       3,880(1)         3,880               *
Su, Hsin-Chang...........................         206(1)           206               *
Su, Jui-Ying.............................       1,668(1)         1,668               *
Su, Kuan-Hsun............................         110(1)           110               *
Su, Ming-Shan............................          62(1)            62               *
Su, Pei-Yu...............................         696(1)           696               *
Su, Sheng-Lin............................         644(1)           644               *
Su, Shinn-Jyi............................         582(1)           582               *
Su, Shu-Ken..............................       2,108(1)         2,108               *
Su, Shu-Yuan.............................         164(1)           164               *
Su, Shyh-Jer.............................          68(1)            68               *
Su, Wen-Cheng............................          76(1)            76               *
Su, Yu-Chih..............................         346(1)           346               *
Su, Yueh-Mei.............................       5,174(1)         5,174               *
Su, Yuh-Jen..............................          62(1)            62               *
Su, Yu-Hui...............................         644(1)           644               *
Su, Yu-Mei...............................      51,362(1)        51,362               *
Su, Yun-Chang............................         416(1)           416               *
Su, Yu-Ping..............................         346(1)           346               *
Sun, Chiao-Yun...........................       2,468(1)         2,468               *
Sun, Chia-Tse............................         946(1)           946               *
Sun, Mei-Hui.............................         206(1)           206               *
Sun, Mei-Ling............................         138(1)           138               *
Sun, Wei-Chih............................         346(1)           346               *
Sun, Wen-Hsiung..........................         486(1)           486               *
Sung, Min-Fang...........................       2,070(1)         2,070               *
Sung, Ming-Hui...........................         696(1)           696               *
Sunway Chen..............................         696(1)           696               *
Tai, Ching-Shun..........................         804(1)           804               *
Tai, Hsiu-Min............................         696(1)           696               *
Tai, Su-Chen.............................       2,114(1)         2,114               *
Tan, Wen-Kuang...........................         628(1)           628               *
Tang, Chi-Tsao...........................       1,124(1)         1,124               *
Tang, Hung-Te............................       8,410(1)         8,410               *
Tang, San-Fu.............................          68(1)            68               *
Tang, Shun-Ting..........................         206(1)           206               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Teco International Investment Co.,
  Ltd....................................       8,348(1)         8,348               *
Teng, A-Hua..............................       9,834(1)         9,834               *
Teng, Chien-Mei..........................         792(1)           792               *
Teng, Jun-Tse............................      39,212(1)        39,212               *
Teng, Wan-Chuan..........................       1,668(1)         1,668               *
Ting, Chao-Chih..........................       9,834(1)         9,834               *
Ting, Chung-Chin.........................       9,834(1)         9,834               *
Ting, Jung-Kung..........................         416(1)           416               *
Ting, Kuei-Chang.........................          40(1)            40               *
Ting, Lin Hsiu-Ying......................         346(1)           346               *
Tsai Wang, Su-Yen........................         386(1)           386               *
Tsai, Chao-Chia..........................       2,084(1)         2,084               *
Tsai, Chao-Ming..........................         946(1)           946               *
Tsai, Cheng-Chung........................          68(1)            68               *
Tsai, Cheng-Feng.........................          68(1)            68               *
Tsai, Chi-An.............................       1,460(1)         1,460               *
Tsai, Chin-Hsia..........................         228(1)           228               *
Tsai, Chin-Lung..........................         138(1)           138               *
Tsai, Chi-Tzu............................         346(1)           346               *
Tsai, Cho-Liang..........................       6,908(1)         6,908               *
Tsai, Chun-Chen..........................      12,422(1)        12,422               *
Tsai, Dai-Hwa............................         138(1)           138               *
Tsai, Dun-Huang..........................       1,292(1)         1,292               *
Tsai, Hsien-Chin.........................       1,292(1)         1,292               *
Tsai, Hsin-Yi............................          34(1)            34               *
Tsai, Hsin-Yi............................         346(1)           346               *
Tsai, Hsiu Mien..........................         696(1)           696               *
Tsai, Hsu-Jung...........................         696(1)           696               *
Tsai, Jen-Huang..........................         192(1)           192               *
Tsai, Jin-Mei............................         346(1)           346               *
Tsai, Li Hsiu-Yu.........................         708(1)           708               *
Tsai, Li-Hua.............................          48(1)            48               *
Tsai, Li-Hua.............................          68(1)            68               *
Tsai, Li-Jung............................         416(1)           416               *
Tsai, Li-Ling............................         164(1)           164               *
Tsai, Li-Mei.............................         520(1)           520               *
Tsai, Lung-Yu............................         346(1)           346               *
Tsai, Mei-Chueh..........................         278(1)           278               *
Tsai, Mei-Li.............................         500(1)           500               *
Tsai, Meng-Hung..........................          76(1)            76               *
Tsai, Ming-Hung..........................         416(1)           416               *
Tsai, Ming-Kai...........................         416(1)           416               *
Tsai, Pin-Pin............................         346(1)           346               *
Tsai, Shih-Lung..........................          68(1)            68               *
Tsai, Shu-Mei............................       2,588(1)         2,588               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Tsai, Te-Chueh...........................         696(1)           696               *
Tsai, Tien-Chung.........................          88(1)            88               *
Tsai, Tung-Liang.........................         346(1)           346               *
Tsai, Tung-Yin...........................       2,084(1)         2,084               *
Tsai, Wang-Lung..........................       1,390(1)         1,390               *
Tsai, Yu-Chu.............................       1,292(1)         1,292               *
Tsai, Yu-Chu.............................          40(1)            40               *
Tsai, Yuh-Yuann..........................         644(1)           644               *
Tsan, Chu-Chuan..........................       1,042(1)         1,042               *
Tsao, Mei-Chin...........................          68(1)            68               *
TSAO, Mei-Yu.............................          68(1)            68               *
Tseng, Chien-Min.........................       1,196(1)         1,196               *
Tseng, Chun-Hsiang.......................         902(1)           902               *
Tseng, Hsiu-Ying.........................          68(1)            68               *
Tseng, Huan-Yi...........................         346(1)           346               *
Tseng, Jeng-Chia.........................         538(1)           538               *
Tseng, Lien-Sen..........................         696(1)           696               *
Tseng, Pi-Yu.............................         416(1)           416               *
Tseng, Shih-Cheh.........................       3,338(1)         3,338               *
Tseng, Wan-Ju............................       6,456(1)         6,456               *
Tseng, Wen-Chih..........................         346(1)           346               *
Tseng, Wen-Rong..........................         582(1)           582               *
Tseng, Wen-Tsai..........................         318(1)           318               *
Tseng, Ya-Hui............................         652(1)           652               *
Tseng, Yen-Chia..........................       1,042(1)         1,042               *
Tseng, Yu-Hwa............................          62(1)            62               *
Tseng, Yung-Fu...........................         346(1)           346               *
Tseng, Yun-Hsia..........................       3,088(1)         3,088               *
Tso, River...............................          82(1)            82               *
Tsou, Hsing-Hua..........................         764(1)           764               *
Tsu, Chung-Ching.........................          68(1)            68               *
Tsuei, I-Ling............................         138(1)           138               *
Tsui, His-Mei............................          88(1)            88               *
Tsung, Shih Ming.........................         820(1)           820               *
Tu, Chia-Shu.............................         258(1)           258               *
Tu, Chu-Hui..............................       1,292(1)         1,292               *
Tu, His-Sheng............................      10,008(1)        10,008               *
Tu, Jui-Jung.............................          76(1)            76               *
Tu, Tsu-Han..............................         346(1)           346               *
Tu, Yu-Lung..............................         346(1)           346               *
Tung, Chuan-Chun.........................         346(1)           346               *
Tung, Chun-Jung..........................         332(1)           332               *
Tung, Mei-His............................         696(1)           696               *
Tung, Po-Yin.............................       1,940(1)         1,940               *
Wan, Tsung-Jwei..........................      10,352(1)        10,352               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Wang Tseng, Pao-Lan......................       8,348(1)         8,348               *
Wang Feng, Li-Chuan......................       3,880(1)         3,880               *
Wang Hung, Kuei-Lan......................       1,292(1)         1,292               *
Wang, Chang-Chung........................         346(1)           346               *
Wang, Chao-Cheng.........................         346(1)           346               *
Wang, Chen-An............................           6(1)             6               *
Wang, Cheng-Chih.........................       6,470(1)         6,470               *
Wang, Chen-Yu............................       2,502(1)         2,502               *
Wang, Chi-Chu............................         346(1)           346               *
Wang, Chieh-Hsien........................      14,482(1)        14,482               *
Wang, Chien-Cheng........................         128(1)           128               *
Wang, Chien-Jen..........................         164(1)           164               *
Wang, Chien-Yi...........................         666(1)           666               *
Wang, Chih-Cheng.........................         346(1)           346               *
Wang, Chih-Chung.........................       3,476(1)         3,476               *
Wang, Chih-Teung.........................         138(1)           138               *
Wang, Chi-Lin............................         206(1)           206               *
Wang, Ching-Cheng........................         346(1)           346               *
Wang, Ching-Jen..........................         138(1)           138               *
Wang, Ching-Jui..........................         164(1)           164               *
Wang, Chuan-Cheng........................         346(1)           346               *
Wang, Chung-Hao..........................       1,738(1)         1,738               *
Wang, Chung-Hsiang.......................       1,042(1)         1,042               *
Wang, Chung-Yi...........................      39,242(1)        39,242               *
Wang, Fu-Chang...........................     430,388(1)(6)    430,388               *
Wang, Fu-Lien............................      97,940(1)        97,940               *
Wang, Han-Chung..........................       1,292(1)         1,292               *
Wang, Ho.................................       2,502(1)         2,502               *
Wang, Hsien-Hui..........................          68(1)            68               *
Wang, Hsiu-Chih..........................      53,208(1)        53,208               *
Wang, Hsiu-Ling..........................         696(1)           696               *
Wang, Hsueh-Chu..........................       2,588(1)         2,588               *
Wang, Hui-Chuan..........................          68(1)            68               *
Wang, Hui-Min............................         386(1)           386               *
Wang, Hung-Fa............................       2,108(1)         2,108               *
Wang, Hung-Hsiang........................       1,320(1)         1,320               *
Wang, Hung-Min...........................         902(1)           902               *
Wang, I-Hsin.............................       1,084(1)         1,084               *
Wang, Jeff...............................       4,938(1)         4,938               *
Wang, Jen-Hui............................         250(1)           250               *
Wang, Kuang-Ming.........................         644(1)           644               *
Wang, Kuo-Chang..........................          40(1)            40               *
Wang, Liao Chih-Ying.....................         138(1)           138               *
Wang, Li-Chuan...........................         834(1)           834               *
Wang, Lien-Te............................       1,084(1)         1,084               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Wang, Lin Yu-Chao........................         696(1)           696               *
Wang, Lin-Wen............................         346(1)           346               *
Wang, Li-Wen.............................         250(1)           250               *
Wang, Li-Yu..............................         192(1)           192               *
Wang, Li-Yueh............................       2,142(1)         2,142               *
Wang, Mei-Fen............................         834(1)           834               *
Wang, Mei-Hu.............................         346(1)           346               *
Wang, Mei-Li.............................         708(1)           708               *
Wang, Mike...............................         774(1)           774               *
Wang, Ming-Chia..........................       3,092(1)         3,092               *
Wang, Ming-Te............................         644(1)           644               *
Wang, Min-Tzu............................       3,826(1)         3,826               *
Wang, Pi-Chieh...........................       7,486(1)         7,486               *
Wang, Pin-Dun............................       5,402(1)         5,402               *
Wang, Pin-Sang...........................      29,708(1)        29,708               *
Wang, Pin-Yuan...........................         346(1)           346               *
Wang, Pon-Chuey..........................          68(1)            68               *
Wang, Shih-Lin...........................         164(1)           164               *
Wang, Shih-Wei...........................         556(1)           556               *
Wang, Shu-Chun...........................         644(1)           644               *
Wang, Shui-Yen...........................         278(1)           278               *
Wang, Shu-Ling...........................         138(1)           138               *
Wang, Shun-Ying..........................       1,292(1)         1,292               *
Wang, Shy-Jge............................      20,346(1)        20,346               *
Wang, Song-Nan...........................     110,284(1)       110,284               *
Wang, Su-Kuei............................       1,940(1)         1,940               *
Wang, Sung-Mao...........................       5,352(1)         5,352               *
Wang, Sung-Shan..........................       3,322(1)         3,322               *
Wang, Te-Chuan...........................       1,480(1)         1,480               *
Wang, Te-Heng............................       1,480(1)         1,480               *
Wang, Tsan-Ming..........................      49,686(1)        49,686               *
Wang, Wei-Chieh..........................       6,470(1)         6,470               *
Wang, Wei-Ching..........................       6,210(1)         6,210               *
Wang, Wei-Jen............................       6,340(1)         6,340               *
Wang, Wei-Jen............................       1,390(1)         1,390               *
Wang, Wen-Yuan...........................          68(1)            68               *
Wang, Ying-Chao..........................       1,042(1)         1,042               *
Wang, Ying-Chun..........................         346(1)           346               *
Wang, Ying-Ming..........................         138(1)           138               *
Wang, Yi-Ping............................         332(1)           332               *
Wang, Yu-Chen............................       2,070(1)         2,070               *
Wang, Yu-Chih............................       2,070(1)         2,070               *
Wang, Yu-Chu.............................         138(1)           138               *
Wang, Yung-Chin..........................       1,668(1)         1,668               *
Wang, Yung-Sung..........................         696(1)           696               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Wang, Yu-Pan.............................       2,198(1)         2,198               *
Wang, Yu-Sheng...........................       2,070(1)         2,070               *
Wei, Guor-Tzo............................       1,940(1)         1,940               *
Wei, Su-Chen.............................          82(1)            82               *
Wen, Hsiu-Chin...........................      11,054(1)        11,054               *
Wen, Juei-Kuei...........................       1,988(1)         1,988               *
Wen, Kuo-Tsung...........................       1,856(1)         1,856               *
Wen, Wen-Kun.............................         624(1)           624               *
Wen, Yung-Tsung..........................       2,962(1)         2,962               *
Weng Lin, Chiu-Jung......................         346(1)           346               *
Weng Lin, Hong-Sen.......................         696(1)           696               *
Weng, Chao-Wei...........................         696(1)           696               *
Weng, Cheng-Te...........................         346(1)           346               *
Weng, Kuan-Wen...........................       2,198(1)         2,198               *
Weng, Su-Chen............................         644(1)           644               *
Worm, Francois Henri.....................     122,332(2)       122,332               *
Wu Hung, Su-Fen..........................       9,850(1)         9,850               *
Wu Lan, Mei-Ling.........................       1,292(1)         1,292               *
Wu Lin, Li-Huei..........................       2,502(1)         2,502               *
Wu Wang, Su-Tze..........................         346(1)           346               *
Wu, Chang-Ming...........................         346(1)           346               *
Wu, Chao-0...............................         346(1)           346               *
Wu, Chao-Feng............................         628(1)           628               *
Wu, Cheng-Che............................         332(1)           332               *
Wu, Cheng-Che............................         278(1)           278               *
Wu, Cheng-Hsiung.........................         346(1)           346               *
Wu, Chia-Ching...........................         158(1)           158               *
Wu, Chih-Chang...........................         258(1)           258               *
Wu, Ching-Hsiu...........................       1,946(1)         1,946               *
Wu, Ching-Wai............................       1,946(1)         1,946               *
Wu, Ching-Wen............................       2,070(1)         2,070               *
Wu, Chin-Yu..............................         332(1)           332               *
Wu, Chi-Yi...............................         696(1)           696               *
Wu, Chi-Yu...............................       3,476(1)         3,476               *
Wu, Chun-Lin.............................       2,252(1)         2,252               *
Wu, Chun-Yen.............................         346(1)           346               *
Wu, Feng-Yang............................         346(1)           346               *
Wu, Fong-Yu..............................         332(1)           332               *
Wu, Hsien-Tang...........................         298(1)           298               *
Wu, Hui-Li...............................         206(1)           206               *
Wu, Jih..................................       1,292(1)         1,292               *
Wu, Jung-Pin.............................         346(1)           346               *
Wu, Jyh-Wei..............................         514(1)           514               *
Wu, King-Chin............................       1,320(1)         1,320               *
Wu, Kuei-Chen............................         644(1)           644               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Wu, Kun-Long.............................       2,084(1)         2,084               *
Wu, Kun-Tsung............................       2,670(1)         2,670               *
Wu, Lie-Hwa..............................         346(1)           346               *
Wu, Mei-Hui..............................       5,102(1)         5,102               *
Wu, Meng-Hsia............................         346(1)           346               *
Wu, Ruey-Ren.............................         644(1)           644               *
Wu, Sen-Yuan.............................         346(1)           346               *
Wu, Shui-Chih............................       2,232(1)         2,232               *
Wu, Sing-Yu..............................          68(1)            68               *
Wu, Siu-Chen.............................         206(1)           206               *
Wu, Su-Hui...............................           6(1)             6               *
Wu, Sze-Ying.............................         346(1)           346               *
Wu, Tsui-O...............................         834(1)           834               *
Wu, Wan-Ching............................         644(1)           644               *
Wu, Wen-Tou..............................      12,940(1)        12,940               *
Wu, Whang-Long...........................         834(1)           834               *
Wu, Yi-Fang..............................         206(1)           206               *
Wu, Yi-Lun...............................         346(1)           346               *
Wu, Yueh-Chu.............................       2,506(1)         2,506               *
Wu, Yu-Huei..............................       1,390(1)         1,390               *
Wu, Yu-Hui...............................         278(1)           278               *
Wu, Yu-Pin...............................         332(1)           332               *
Wu, Yu-Yuan..............................         696(1)           696               *
Xhang, Wen-Long..........................       8,962(1)         8,962               *
Yang Hsu, Ho-Mei.........................         346(1)           346               *
Yang, Anna...............................         346(1)           346               *
Yang, Chia-Li............................       5,634(1)         5,634               *
Yang, Chi-Jen............................       8,992(1)         8,992               *
Yang, Ching-Wen..........................         696(1)           696               *
Yang, Chin-Shan..........................       9,706(1)         9,706               *
Yang, Chun-Kuai..........................         548(1)           548               *
Yang, Chyan..............................         346(1)           346               *
Yang, Fu-Lang............................       5,952(1)         5,952               *
Yang, Hsin-Juan..........................         696(1)           696               *
Yang, Hsiu-Ling..........................       1,292(1)         1,292               *
Yang, Hsiu-Nan...........................         278(1)           278               *
Yang, Hsiu-Pao...........................         206(1)           206               *
Yang, Huei-Min...........................         416(1)           416               *
Yang, Huey-Wen...........................         764(1)           764               *
Yang, Hui-Chen...........................         682(1)           682               *
Yang, Jeff...............................         680(1)           680               *
Yang, Jin-Dan............................         250(1)           250               *
Yang, Jin-Yu.............................       3,494(1)         3,494               *
Yang, Jui-Chih...........................       1,292(1)         1,292               *
Yang, Liu-Tsun...........................       1,906(1)         1,906               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Yang, Long-Sang..........................          62(1)            62               *
Yang, Mei-Chiao..........................         164(1)           164               *
Yang, Mei-Chu............................         206(1)           206               *
Yang, Ming-Hua...........................         346(1)           346               *
Yang, Ming-Huang.........................       3,004(1)         3,004               *
Yang, Ming-Hui...........................       8,444(1)         8,444               *
Yang, Ming-Ling..........................       3,234(1)         3,234               *
Yang, Ming-Song..........................       3,234(1)         3,234               *
Yang, Pern...............................         696(1)           696               *
Yang, Ping-Yen...........................         416(1)           416               *
Yang, Ruby...............................          68(1)            68               *
Yang, Shih-Hsien.........................         500(1)           500               *
Yang, Shih-Hsiu..........................         138(1)           138               *
Yang, Shiu-Yu............................         250(1)           250               *
Yang, Shu-Hui............................         128(1)           128               *
Yang, Su-Hui.............................         696(1)           696               *
Yang, Su-Yueh............................         416(1)           416               *
Yang, Tsu-Yu.............................         346(1)           346               *
Yang, Tu.................................         346(1)           346               *
Yao, Chih-Hung...........................         644(1)           644               *
Yeh, Cheng Chun..........................         250(1)           250               *
Yeh, Chia-Lin............................       1,668(1)         1,668               *
Yeh, Chiu-Chu............................         346(1)           346               *
Yeh, Chiung-Hsieh........................         696(1)           696               *
Yeh, Fa-Cheng............................         644(1)           644               *
Yeh, Feng-Li.............................         416(1)           416               *
Yeh, Heng-Chung..........................       2,084(1)         2,084               *
Yeh, I-Hsun..............................         644(1)           644               *
Yeh, Jui-Chen............................       1,530(1)         1,530               *
Yeh, Jui-Hua.............................         298(1)           298               *
Yeh, Lee-Jun.............................       1,042(1)         1,042               *
Yeh, Li-Chi..............................       2,170(1)         2,170               *
Yeh, Lin Mei-Chin........................       3,880(1)         3,880               *
Yeh, Mei-Hui.............................         696(1)           696               *
Yeh, Mei-Jung............................         346(1)           346               *
Yeh, Ting-Yin............................         278(1)           278               *
Yeh, Ts-Yuan.............................          62(1)            62               *
Yeh, Wan-Fei.............................         206(1)           206               *
Yen Shen, Hsiu-Bao.......................         834(1)           834               *
Yen, Ching-Shiang........................         346(1)           346               *
Yen, Hung................................       1,390(1)         1,390               *
Yen, Ken.................................       6,956(1)         6,956               *
Yen, Meng-Huei...........................          68(1)            68               *
Yen, Ming-Hsiang.........................         696(1)           696               *
Yen, Pei-Chu.............................          82(1)            82               *

                                             NUMBER OF        NUMBER OF          PERCENT OF
                                               SHARES        SHARES BEING    OUTSTANDING SHARES
                                            BENEFICIALLY      OFFERED BY        TO BE OWNED
                                           OWNED PRIOR TO    THE SELLING      UPON COMPLETION
       NAME OF SELLING STOCKHOLDER         THIS OFFERING     STOCKHOLDERS       OF OFFERING
       ---------------------------         --------------    ------------    ------------------
Yen, Shih-Kun............................         696(1)           696               *
Yen, Ya-Nan..............................         206(1)           206               *
Yen, Yung-Hsin...........................          68(1)            68               *
Yih, Liou-Jan............................          68(1)            68               *
Yin, Ko-Sui..............................         644(1)           644               *
Ying, Chieh-Yi...........................       1,554(1)         1,554               *
Ying, Pai-Shin...........................         486(1)           486               *
Yu, Cheng-Hsiung.........................         346(1)           346               *
Yu, Chin-Hui.............................         346(1)           346               *
Yu, Chiu-Jung............................       2,588(1)         2,588               *
Yu, Chiu-Tsun............................       2,588(1)         2,588               *
Yu, Chun-Ming............................         206(1)           206               *
Yu, Chu-Wen..............................       3,880(1)         3,880               *
Yu, Hsiu-Mei.............................      14,694(1)        14,694               *
Yu, Huan-Tsai............................      10,854(1)        10,854               *
Yu, Hung-Tao.............................         624(1)           624               *
Yu, Ming-Chieh...........................       5,952(1)         5,952               *
Yu, Su-Chen..............................       2,084(1)         2,084               *
Yu, Su-Fei...............................         416(1)           416               *
Yu, Wen-Kuan.............................       1,390(1)         1,390               *
Yu, Ya-Ying..............................          68(1)            68               *
Yu, Yu-Cheng.............................         696(1)           696               *
Yu, Yu-Hung..............................         644(1)           644               *
Yu, Yu-Tong..............................         644(1)           644               *
Yuan Chu Corp............................       6,470(1)         6,470               *
Yuang, Rong-Heng.........................       1,042(1)         1,042               *
Yueh, Ching-Chuan........................       2,084(1)         2,084               *
Zien, Hwa-Kune...........................       1,390(1)         1,390               *

---------------
 *  Less than 1%.

(1) These shares were issued in connection with MRV's acquisition of approximately 97% of the outstanding shares of Fiber Optics Communications, Inc. ("FOCI"), a Taiwan corporation. Approximately 20.8% of the shares listed in the table for each of these stockholders have been placed in escrow (the "Escrowed Shares") to secure indemnification obligations incurred by the FOCI shareholders in connection with that acquisition. Up to all of the Escrowed Shares may be returned to MRV to satisfy MRV's claims for indemnification. Any Escrowed Shares that are not required to satisfy MRV's indemnity claims are to be released from the escrow in April 2002. The shares issued in connection with the acquisition are being offered by this prospectus.

(2) These shares were issued in connection with MRV's acquisition of the outstanding capital stock of Creative Electronic Systems SA (CES) from these selling stockholders. Of the 122,333 MRV shares issued to each of Messrs. Bell, Haegi and Worm, approximately 66,667 shares from each of Messrs. Bell, Haegi and Worm have been placed in escrow and are subject to a repurchase options at $0.01 per share in favor of MRV. This repurchase option expires as to 8,334 of the shares subject to it for each of Messrs. Bell, Haegi and Worm on October 8, 2000 and as to 2.08333% of the shares subject to it each month thereafter. MRV may exercise the repurchase option in the event it terminates Messrs. Bell, Haegi or Worm for "justifiable cause" within the meaning of Swiss law. The shares are not transferable while and

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

    to the extent subject to the repurchase option. Further, the first 23,450 shares of Messrs. Bell, Haegi and Worm as to which the repurchase option expires are to remain in escrow to secure indemnification obligations incurred by them in connection with MRV's acquisition of CES. Up to all of the escrowed shares may be returned to MRV to satisfy MRV's claims for indemnification. Any escrowed shares that are not required to satisfy MRV's indemnity claims are to be released from the escrow and may thereafter be transferred in May 2003.

(3) These shares were issued in connection with MRV's investment in Optical Crossing, Inc., one of MRV's partner companies. At June 1, 2000, MRV owned approximately 86% of the outstanding capital stock of this partner company. In connection with this investment, MRV agreed to make up any difference between $2,000,000 and the sum of the net proceeds received from the sale of these shares by this selling stockholder. If the number of shares of MRV's common stock that MRV has registered for Optical Crossing is less than the actual number required in order to satisfy its obligation to Optical Crossing, MRV will issue additional shares to Optical Crossing and thereafter file a new registration statement to register the additional shares.

(4) These shares were issued in connection with MRV's investment in RedC Optical Networks, Inc., another of MRV's partner companies. At June 1, 2000, MRV owned approximately 55% of the outstanding capital stock of this partner company. In connection with this investment, MRV agreed to make up any difference between $5,000,000 and the sum of the proceeds received from the sale of these shares by the selling stockholder. If the number of shares of MRV's common stock that MRV has registered for RedC Optical Networks is less than the actual number required in order to satisfy its obligation to RedC Optical Networks, MRV will issue additional shares to Red C Optical Networks and thereafter file a new registration statement to register the additional shares.

(5) These shares were issued to Reuben Sivan in connection with MRV's acquisition of the outstanding capital stock of Multiport Corp. from this selling stockholder. Of the 30,000 shares issued to Mr. Sivan, 15,000 shares are subject to a repurchase option at $0.01 per share in favor of MRV if Mr. Silvan ceases to be employed by a specified subsidiary of MRV. This repurchase option expires as to one-third of the shares on April 11, 2001 and as to 2.7777% of the shares each month thereafter. These shares are not transferable (except to certain family members or a trust for their benefit) while and to the extent subject to the repurchase option. As to the remaining 15,000 shares, as part of this acquisition MRV agreed to issue to Mr. Sivan the greater of (a) 15,000 shares of its common stock, or (b) that number of shares of its common stock, which has a Fair Market Value equal to $1,000,000. For purposes that agreement, "Fair Market Value" is defined to mean the average closing price of the MRV's common stock on the Nasdaq National Market for the five trading days immediately preceding the date that this selling stockholder gives a notice to MRV during the period prior to October 9, 2000 to deliver the shares to which this selling stockholder is entitled, or the five trading days immediately preceding October 9, 2000. If the number of shares of MRV's common stock that MRV has registered for Mr. Sivan is less than the actual number required in order to satisfy its obligation to him, MRV will issue additional shares to him and thereafter file a new registration statement to register the additional shares.

(6) Includes 2,628 shares that represent an aggregation of fractional shares issued by MRV in connection with the acquisition of the FOCI common stock. Mr. Wang has agreed to sell these shares for the account of the selling stockholders entitled to them and to distribute the proceeds proportionately.

     The information concerning the selling stockholders may change from time to time and will be set forth in supplements to this prospectus as required.

     MRV is paying all expenses incident to the registration of the offer and sale of the shares of common stock to the public pursuant to this prospectus other than selling commissions and fees.

     Except as noted above, none of the selling stockholders has had any material relationship with MRV during the past three years.

                              PLAN OF DISTRIBUTION

     The distribution of the shares by the selling stockholders may be effected from time to time in one or more transactions (which may involve block transactions), in special offerings, exchange distributions and/or secondary distributions, in negotiated transactions, in settlement of short sales of common stock, or a combination or such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected on the over-the-counter market or privately. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders for whom they may act as agent (which compensation may be in excess of customary commissions). Without limiting the foregoing, such brokers may act as dealers by purchasing any and all of the shares covered by this prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this prospectus. The selling stockholders and any broker-dealers or other persons acting on the behalf of parties that participate with such selling stockholders in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. As of the date of this prospectus, MRV is not aware of any agreement, arrangement or understanding between any broker or dealer and the selling stockholders with respect to the offer or sale of the shares pursuant to this prospectus.

     At the time that any particular offering of shares is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of shares being offered, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     Selling stockholders may also sell their shares pursuant to Rule 144 promulgated under the Securities Act. Each of the selling stockholders may from time to time pledge the shares owned by it to secure margin or other loans made to such selling stockholder. Thus, the person or entity receiving the pledge of any of the shares may sell them, in a foreclosure sale or otherwise, in the same manner as described above for such selling stockholder.

     MRV will not receive any of the proceeds from any sale of the shares by the selling stockholders offered hereby.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby has been passed upon for MRV by Kirkpatrick & Lockhart LLP, Beverly Hills, California.

                                    EXPERTS

     The financial statements and schedules of MRV Communications, Inc. on Form 10-K for the year ended December 31, 1999, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority or said firm as experts in accounting and auditing in giving said reports.

                                       48